                                                                   Exhibit 99(i)


================================================================================

                  AGREEMENT FOR THE PURCHASE AND SALE OF ASSETS

                                 BY AND BETWEEN

                            THE SELLERS PARTY HERETO

                                       AND

                             THE BUYERS PARTY HERETO

                          DATED AS OF FEBRUARY 22, 2003

================================================================================

                                TABLE OF CONTENTS

1.       Definitions........................................................................   2

         1.1      Defined Terms.............................................................   2

         1.2      Other Definitional and Interpretive Matters...............................  13

2.       Purchase and Sale of the Assets....................................................  14

         2.1      Purchased Assets..........................................................  14

         2.2      Assignment of Contracts and Permits.......................................  15

         2.3      Excluded Assets...........................................................  16

         2.4      Purchase Price............................................................  16

         2.5      Assumed Liabilities.......................................................  21

         2.6      No Offset.................................................................  22

         2.7      Further Assurances; Further Conveyances and Assumptions;
                  Consent of Third Parties..................................................  22

         2.8      Delivery of Guaranties....................................................  23

3.       Representations and Warranties of Sellers..........................................  23

         3.1      Organization and Qualification............................................  23

         3.2      Authorization; Binding Effect.............................................  24

         3.3      Non-Contravention; Consents...............................................  24

         3.4      Title to Purchased Assets; Sufficiency of Assets..........................  25

         3.5      Licenses and Permits......................................................  26

         3.6      Compliance With Laws; Litigation..........................................  27

         3.7      Business Employees; Employee Benefits.....................................  27

         3.8      Contracts.................................................................  28

         3.9      Financial Statements; Absence of Changes..................................  30

         3.10     Intellectual Property.....................................................  33

         3.11     Real Property.............................................................  33

         3.12     Taxes.....................................................................  34

         3.13     Brokers...................................................................  34

         3.14     Environmental Matters.....................................................  35

         3.15     Network...................................................................  35

         3.16     Overall Material Adverse Effect...........................................  35

         3.17     No Other Representations..................................................  35

4.       Representations and Warranties of Buyers...........................................  36

         4.1      Organization and Qualification............................................  36

         4.2      Authorization; Binding Effect.............................................  36

         4.3      No Violations.............................................................  36

         4.4      Litigation................................................................  37

         4.5      No Additional Representations or Warranties...............................  37

         4.6      Brokers...................................................................  38

         4.7      Financing.................................................................  38

         4.8      Overall Material Adverse Effect...........................................  38

         4.9      No Other Representations..................................................  38

5.       Certain Covenants..................................................................  39

         5.1      Access to Information.....................................................  39

         5.2      Conduct of Business.......................................................  39

         5.3      Taxes.....................................................................  43

         5.4      Employees and Employee Benefits...........................................  45

         5.5      Regulatory Compliance.....................................................  46

         5.6      Certain Provisions Relating to the Transfer...............................  47

         5.7      Advice of Changes.........................................................  47

         5.8      Covenant Not to Compete; No Solicitation and No Hiring....................  49

         5.9      Confidentiality...........................................................  50

         5.10     Waiver of Restrictions on Certain Business Employees......................  50

         5.11     Additional Agreements.....................................................  51

         5.12     Other Securities..........................................................  52

         5.13     No Solicitation...........................................................  52

         5.14     Communication and Cooperation with Respect to Customers...................  53

         5.15     Sellers' Business Plan....................................................  53

         5.16     Agreements Regarding Certain Actions......................................  53

         5.17     Ownership and Use of Broadwing Names Following Staged Closings............  54

         5.18     Business Audited Financials...............................................  56

         5.19     Additional Monthly Financials.............................................  56

         5.20     Certain BCI and Sellers' Guaranties.......................................  57

         5.21     Collection of Receivables.................................................  57

         5.22     Participating Accounts....................................................  57

         5.23     Commitment Letters........................................................  57

         5.24     Optional Intercompany Agreements..........................................  58

         5.25     BTS Employees.............................................................  58

         5.26     Revenues by State.........................................................  58

6.       Closing............................................................................  58

         6.1      Closing...................................................................  58

         6.2      Deliveries by Sellers.....................................................  59

         6.3      Deliveries by Buyers......................................................  59

         6.4      Contemporaneous Effectiveness.............................................  60

7.       Conditions Precedent to Staged Closings............................................  60

         7.1      First Stage Closing General Conditions....................................  60

         7.2      First Stage Closing Conditions Precedent to Buyers' Obligations...........  60

         7.3      First Stage Closing Conditions Precedent to Sellers' Obligations..........  62

         7.4      Second Stage General Conditions...........................................  63

8.       Survival and Indemnity.............................................................  63

         8.1      Survival of Representations and Warranties................................  63

         8.2      General Agreement to Indemnify............................................  63

         8.3      General Procedures for Indemnification....................................  66

9.       Termination........................................................................  68

         9.1      Termination...............................................................  68

         9.2      Effect of Termination.....................................................  69

10.      Miscellaneous Provisions...........................................................  69

         10.1     Notices...................................................................  69

         10.2     Expenses..................................................................  70

         10.3     Entire Agreement..........................................................  71

         10.4     Jurisdiction, Service of Process..........................................  71

         10.5     Governing Law.............................................................  71

         10.6     Waiver....................................................................  71

         10.7     No Oral Modification......................................................  72

         10.8     Assignments, Successors...................................................  72

         10.9     Severability..............................................................  72

         10.10    Captions..................................................................  72

         10.11    Specific Performance......................................................  72

         10.12    No Third Party Beneficiaries..............................................  73

         10.13    Counterparts..............................................................  73

         10.14    Waiver of Compliance with Bulk Transfer Laws..............................  73

         10.15    Publicity.................................................................  73

EXHIBITS

Exhibit A         Cranberry Plan Adjustment Calculation
Exhibit B         Form of Buyers' Parent Guaranty
Exhibit C         Form of Sellers' Parent Guaranty
Exhibit D         Form of Help Desk Agreement
Exhibit E         Form of APTIS Software Agreement
Exhibit F         Form of Intercompany Agreements
Exhibit G         Form of Intellectual Property Rights Assignment Agreement
Exhibit H         Form of C III Communications, LLC Agreement
Exhibit I-1       Form of Escrow Agreement (Working Capital/Indemnity)
Exhibit I-2       Form of Escrow Agreement (Cranberry Adjustment)
Exhibit I-3       Form of Escrow Agreement (Closing Adjustment Receivables)
Exhibit I-4       Form of Escrow Agreement (Second Stage Closing)
Exhibit J         Terms and Conditions of Transition Services Agreement
Exhibit K         Form of Sellers' Parent's Non-Competition and Confidentiality
                  Agreement
Exhibit L         Form of Management Services Agreement
Exhibit M         Form of Security Agreement
Exhibit N         Communications Plan for Customers and other Persons
Exhibit O         Form of Bill of Sale
Exhibit P         Form of Assignment and Assumption Agreement
Exhibit Q         Form of Portion of Opinion of Counsel to Sellers
Exhibit R         Form of Portion of Opinion of Counsel to Buyers

SCHEDULES

Schedule 1.1(a)            Knowledge of Sellers
Schedule 1.1(b)            Knowledge of Buyers
Schedule 1.1(c)            Permitted Encumbrances
Schedule 1.1(d)            Participating Accounts
Schedule 1.1(e)            Network
Schedule 1.1(f)            Retained Business
Schedule 2.1               Certain Purchased Assets
Schedule 2.2               Purchased Contracts and Permits
Schedule 2.3               Excluded Assets
Schedule 2.4(h)(iii)       Illustrations of Section 2.4(h)
Schedule 2.4(i)            Working Capital Calculation Principles
Schedule 2.5(a)            Assumed Liabilities
Schedule 2.5(c)            Excluded Liabilities
Schedule 3.1               Organization and Qualification
Schedule 3.2               Authorization, Binding Effect
Schedule 3.3(b)            Sellers' Consents
Schedule 3.4(a)            Title to Purchased Assets, Etc.
Schedule 3.4(b)            Condition of Assets
Schedule 3.4(c)            Sufficiency of Acquired Assets
Schedule 3.5(a)            Communications Licenses
Schedule 3.5(c)            Communications License Compliance
Schedule 3.5(d)            Communications License Revocation, etc.
Schedule 3.5(e)            Permits
Schedule 3.6(a)            Sellers' Compliance with Law
Schedule 3.6(b)            Sellers' Litigation
Schedule 3.7(a)            List of Business Employees
Schedule 3.7(b)            Benefit Plans
Schedule 3.7(d)            ERISA
Schedule 3.7(g)            WARN Act
Schedule 3.8               Contracts
Schedule 3.9(a)(i)         Financial Statements
Schedule 3.9(a)(ii)        GAAP Exceptions
Schedule 3.9(b)            Exceptions to Financial Statements
Schedule 3.9(c)            Aging Schedule
Schedule 3.9(d)            Undisclosed Liabilities
Schedule 3.9(e)            Ordinary Course Exceptions
Schedule 3.10              Intellectual Property
Schedule 3.11(a)(i)        Owned Real Property
Schedule 3.11(a)(ii)       Leased Real Property
Schedule 3.11(a)(iii)      Exceptions to Real Property
Schedule 3.14              Environmental
Schedule 4.3(b)            Buyers' Consents
Schedule 4.4(a)            Buyers' Compliance with Law
Schedule 4.4(b)            Buyers' Litigation

Schedule 5.2               Sellers' Conduct of Business
Schedule 5.3(b)            Purchase Price Allocation
Schedule 5.8               Description of Sellers' Parent's Business
Schedule 5.15(b)           Sellers' Business Plan
Schedule 5.15(c)           Cranberry Capital Expenditure Budget
Exhibit  5.15(d)           Lines of Business - Exit or Terminate
Schedule 5.16              Certain Actions
Schedule 5.20              Certain BCI and Sellers' Guaranties
Schedule 5.24              Certain Collateral Agreements
Schedule 5.25              BTS Employees
Schedule 7.2(d)            Key Employees
Schedule 8.2(b)            Specific Indemnity

                  AGREEMENT FOR THE PURCHASE AND SALE OF ASSETS

         THIS AGREEMENT FOR THE PURCHASE AND SALE OF ASSETS is made as of February, 22, 2003 by and between Broadwing Communications Services Inc., a Delaware corporation, Broadwing Communications Services of Virginia, Inc., a Virginia corporation, Broadwing Communications Real Estate Services LLC, a Delaware limited liability company, Broadwing Services LLC, a Delaware limited liability company, IXC Business Services LLC, a Delaware limited liability company, Broadwing Logistics LLC, a Delaware limited liability company, Broadwing Telecommunications Inc., a Delaware corporation, IXC Internet Services, Inc., a Delaware corporation, and MSM Associates, Limited Partnership, a Delaware limited partnership (individually, a "Seller" and collectively, "Sellers"), on the one side, and C III Communications, LLC, a Delaware limited liability company ("C III"), and C III Communications Operations, LLC, a Delaware limited liability company (individually, a "Buyer" and collectively, "Buyers"), on the other side.

                                    RECITALS

                  A. WHEREAS, Sellers are, among other things, engaged in the Business (as defined herein);

                  B. WHEREAS, Sellers desire to sell, transfer and assign to Buyers, and Buyers desire to purchase from Sellers, the Business and the Acquired Assets (as defined herein), and Buyers are willing to assume the Assumed Liabilities (as defined herein), in each case as more fully described and upon the terms and subject to the conditions set forth herein;

                  C. WHEREAS, Sellers, on the one side, and Buyers, on the other side, contemplate entering into the Bill of Sale, the Assignment and Assumption Agreement, each as defined herein, and the other documents and instruments to be executed and delivered to effectuate the transfer of the Acquired Assets and the assumption of the Assumed Liabilities and the other transactions contemplated hereby; and

                  D. WHEREAS, one or more of Sellers and/or their Affiliates, on the one side, and Buyers, on the other side, contemplate entering into the Help Desk Agreement, the APTIS Software Agreement, the Intercompany Agreements, the Transition Services Agreement, and certain other Collateral Agreements, each as defined herein, among other reasons, to enable Buyers to continue to conduct the Business substantially as currently conducted by Sellers.

         NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    AGREEMENT

         1.       DEFINITIONS

                  1.1       DEFINED TERMS

         For the purposes of this Agreement, the following words and phrases shall have the following meanings whenever used in this Agreement (including the Schedules and Exhibits hereto):

         "Accounting Firm" has the meaning assigned to it in Section 2.4(e).

         "Accounting Firm Determination" shall have the meaning assigned to it in Section 2.4(e).

         "Acquired Assets" means, collectively, the Purchased Assets, the Purchased Contracts and Permits and the Transferred Communications Licenses.

         "Action" means any action, litigation, claim, suit, mediation, arbitration, inquiry, government or other investigation or proceeding of any nature, whether criminal, civil, legislative, administrative, regulatory, prosecutorial or otherwise, by or before any mediator, arbitrator or Governmental Body or similar Person.

         "Adjusted CWC Purchase Price" has the meaning assigned to it in Section 2.4(g).

         "Adjustment Receivables" means all Receivables and "Disputes Withheld" and "Disputes Paid Under Protest" included in the accepted cost of services as contemplated by, and calculated in accordance with the principles applied in calculating the Adjustment Receivables as of December 31, 2001 set forth in,
Schedule 2.4(h).

         "Adjustment Statements" has the meaning assigned to it in Section
2.4(d).

         "Affiliate" of any Person means any Person that controls, is controlled by, or is under common control with such Person. As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise. For purposes of Sections 3.8, 3.9 and 5.2, "Affiliate" also means subsidiaries of the Sellers or any Person in which a Seller holds any equity interest (other than any minority equity interests held solely for investment purposes by any Seller).

         "Agreement" means this Agreement for the Purchase and Sale of Assets, as amended, supplemented or otherwise modified in accordance with the terms herein.

         "Allocation" has the meaning assigned to it in Section 5.3(b).

         "APTIS Software Agreement" has the meaning assigned to it in Section 5.11(b).

         "Assets" means any assets and properties, tangible and intangible, including the Business Records, the Personal Property, Seller IP and Seller IPR, used in the conduct of the Business

(including all such assets that comprise a part of the Network), other than Contracts, Permits and Communications Licenses.

         "Assignment and Assumption Agreement" has the meaning assigned to it in
Section 6.2(b).

         "Assumed Liabilities" has the meaning assigned to it in Section 2.5(a).

         "Balance Sheet" means the statement of assets and liabilities included in the Financial Statements.

         "Bankruptcy" means, with respect to a Person, that such Person becomes insolvent or generally fails to pay, or admits in writing its inability to pay, debts as they become due; or such Person applies for, consents to or acquiesces in the appointment of a trustee, receiver or other custodian for such Person or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for such Person or for a substantial part of its property and is not discharged within 30 days; or any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding is commenced in respect of any of such Person, and, if such case or proceeding is not commenced by such Person, it is consented to or acquiesced in by such Person or remains for 30 days undismissed or an order for relief is entered in any such involuntary bankruptcy; or such Person takes any corporate action to authorize, or in furtherance of, any of the foregoing.

         "BCI" shall mean Broadwing Communications, Inc., a Delaware corporation.

         "BCI and Sellers' Guaranties" has the meaning assigned to it in Section 5.20.

         "Benefit Plan" means each "employee benefit plan," as defined in
Section 3(3) of ERISA (including any "multiemployer plan" as defined in Section 3(37) of ERISA) and each profit-sharing, bonus, stock option, stock purchase, stock ownership, pension, retirement, severance, deferred compensation, excess benefit, supplemental unemployment, post-retirement medical or life insurance, welfare or incentive plan, or sick leave, long-term disability, medical, hospitalization, life insurance, other insurance plan, or other employee benefit plan, program or arrangement, whether written or unwritten, qualified or non-qualified, funded or unfunded, sponsored, maintained or contributed to by Sellers in which any current or former Business Employee participates or with respect to which the Sellers have any liability, with respect to any current or former Business Employee.

         "Bill of Sale" has the meaning assigned to it in Section 6.2(a).

         "Broadwing Name" shall mean any name that contains or is derived from the words "Broadwing", "Broadwing Communications", "Broadwing Services", any derivatives thereof, or any name intended or likely to be confused or associated with any such words.

         "Business" shall mean the businesses currently operated by Sellers of providing data and voice communications services via a national fiber network with multiple protocols to carrier and enterprise customers; provided, that "Business" shall not be deemed to include the Retained Business, any Excluded Asset or any Excluded Liability.

         "Business Day" means a day that is not a Saturday, a Sunday or a day on which banks in The City of New York are authorized or required by law, regulation or executive order to remain closed.

         "Business Employees" means the (i) employees of BCI or Sellers who work primarily in the Business and who continue to be employees of Sellers working primarily in the Business until and as of the First Stage Closing Date and (ii) employees hired by the Business between the date of this Agreement and the First Stage Closing Date who continue to be employees of BCI or Sellers working primarily in the Business until and as of the First Stage Closing Date.

         "Business Records" means, collectively, all business books, records, ledgers and files or other similar business information of Sellers (in any form or medium) related to the Business, except the general ledger (other than the Oracle software on which the general ledger is kept containing a copy of the general ledger), stock ledgers, corporate minute books, litigation files, Tax Returns and other corporate level information and all information with respect to the Excluded Assets, Excluded Liabilities and the Retained Business (collectively, the "Excluded Business Records").

         "Buyers" has the meaning assigned to it in the preamble.

         "Buyers' Consents" has the meaning assigned to it in Section 4.3(b).

         "Buyers' Covenant Failure" shall have the meaning assigned to it in
Section 5.7(b).

         "Buyers' Parent" means Corvis Corporation, a Delaware Corporation.

         "Buyers' Parent Guaranty" has the meaning assigned to it in Section
2.8.

         "Buyers' R&W Breach" shall have the meaning assigned to it in Section 5.7(b).

         "Cap" shall have the meaning assigned to it in Section 8.3(b).

         "C III" has the meaning assigned to it in the preamble.

         "C III LLC Agreement" has the meaning assigned to it in Section
5.11(e).

         "Circuit Commitments" means those commitments for circuits or local loops of the Business comprising a part of the Network arising from orders placed pursuant to tariffs or master circuit lease agreements with third party vendors such as RBOCs, competitive access providers or competitive local exchange carriers.

         "Claim" has the meaning assigned to it in Section 8.2(a).

         "Closing Adjustment Receivables" and "Closing Adjustment Receivables Statement" have the meanings assigned to them in Section 2.4(h).

         "Closing Adjustment Receivables Pool" means Seven Million Five Hundred Thousand U.S. Dollars ($7,500,000).

         "Closing Disagreement Notice" has the meaning assigned to it in Section 2.4(e).

         "Closing Working Capital" has the meaning assigned to it in Section 2.4(d).

         "Closing Working Capital Statement" has the meaning assigned to it in
Section 2.4(d).

         "COBRA Coverage" means health continuation coverage as required by
Section 4980 of the Code of Part 6 of Title I of ERISA.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collateral Agreements" means the Bill of Sale, Assignment and Assumption Agreement, Help Desk Agreement, APTIS Software Agreement, Intercompany Agreements, Intellectual Property Rights Assignment Agreement, C III LLC Agreement, Escrow Agreement (Working Capital/Indemnity), Escrow Agreement (Cranberry Adjustment), Escrow Agreement (Closing Adjustment Receivables), Escrow Agreement (Second Stage Closing), Transition Services Agreement, Sellers' Parent Guaranty, Buyers' Parent Guaranty, and the other documents and instruments to be executed and delivered to effectuate the transfer of the Acquired Assets and the assumption of the Assumed Liabilities and the other transactions contemplated hereby, and any other agreement or instrument entered into at or prior to the First Stage Closing Date and/or the Second Stage Closing Date pursuant to the provisions of this Agreement, each as amended, supplemented or otherwise modified in accordance with the terms herein and/or therein.

         "Collected Closing Adjustment Receivables I" and "Collected Closing Adjustment Receivables II" have the meanings assigned to them in Section 2.4(h).

         "Collected PA Accounts" has the meaning assigned to it in Section 5.22.

         "Commitment Letter" has the meaning assigned to it in Section 5.23.

         "Communications Act" has the meaning assigned to it in Section 3.3(b).

         "Communications Licenses" has the meaning assigned to it in Section 3.5(a).

         "Compete" has the meaning assigned to it in Section 5.8.

         "Confidential Information" has the meaning assigned to it in Section
5.9.

         "Consent" means any consent, action, approval, authorization, waiver or Order.

         "Contracts" means all contracts, agreements, leases, subleases, licenses, sublicenses, commitments, assignments and arrangements, whether written or oral.

         "Cranberry Plan Adjustment Amount" means an adjustment to the Initial Purchase Price determined in accordance with Exhibit A attached hereto.

         "Cranberry Plan Adjustment Statement" has the meaning assigned to it in
Section 2.4(d).

         "Credit Agreement" shall mean that certain Credit Agreement, dated as of November 9, 1999, amended and restated as of January 12, 2000, and as further amended from time to time, among Cincinnati Bell and IXCS, as the borrowers, Cincinnati Bell as parent guarantor, the Initial Lenders, Initial Issuing Banks and Swing Line Banks, each named and as defined therein, Bank of America, N.A., as syndication agent, Citicorp USA, Inc., as administrative agent, Credit Suisse First Boston and The Bank of New York, as co-documentation agents, PNC Bank, N.A., as agent and Salomon Smith Barney Inc. and Banc of America Securities LLC, as joint lead arrangers, together with all collateral agreements thereto.

         "Current Assets" has the meaning assigned to it in Section 2.4(i).

         "Current Liabilities" has the meaning assigned to it in Section 2.4(i).

         "Customer Contracts" shall have the meaning assigned to it in Section 2.2.

         "Easements" means easements, rights of way and similar interests in real property.

         "ELI Contract" means that certain Fiber and Construction Lease Agreement, dated February 28, 1999, between IXC Communications Services, Inc. and Electric Lightwave, Inc.

         "ELI Dispute" shall have the meaning assigned to it in Section 5.16(c).

         "ELI Replacement Fibers" shall have the meaning assigned to it in
Section 5.16(c).

         "ELI Route" shall have the meaning assigned to it in Section 5.16(c).

         "Employment Agreement" means a contract, offer letter or agreement of Sellers with or addressed to any Business Employee pursuant to which Sellers have any actual or contingent liability or obligation to provide compensation or benefits in consideration for past, present or future services, or pursuant to which any Business Employee undertakes confidentiality or non-competition obligations.

         "Encumbrance" means any mortgage, pledge, security interest, easement, hypothecation, assignment, lien or other encumbrance.

         "Environmental Law or Order" shall mean any Law or Order which relates to or otherwise imposes liability or standards of conduct concerning discharges, emissions, releases or threatened releases of noises, pathogens, odors, pollutants, or contaminants or hazardous or toxic wastes, substances or materials, whether as matter or energy, into air (whether indoors or out), water (whether surface or underground) or land (including any subsurface strata), or otherwise relating to their manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling, including the following Laws: Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Toxic Substances Control Act of 1976, as amended, the Federal Water Pollution Control Act Amendments of 1972, the Clean Water Act of 1977, as amended, the National Environmental Policy Act of 1969, and any state provision analogous to any of the foregoing.

         "Environmental Liability" means, without limitation, all damages, losses and liabilities (including investigation, cleanup, compliance, enforcement, response and toxic tort liabilities) (whether absolute, contingent, matured, liquidated, accrued, known, or unknown), including fines, penalties, capital expenditures, fees and expenses of any kind or nature whatsoever, including of counsel or consultants, and whether arising out of loss of life, personal injuries, liens or other claims against property or improvements thereon or other obligations of any kind or character, in each case, that relate in arise under any way to Environmental Law or Order or any Hazardous Substance.

         "Environmental Permit" shall mean any Permit required by or pursuant to any applicable Environmental Law or Order.

         "Environmental Warranties" shall mean the representations and warranties in Section 3.14.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Agreement (Cranberry Adjustment)" has the meaning assigned to it in Section 5.11(f).

         "Escrow Agreement (Closing Adjustment Receivables)" has the meaning assigned to it in Section 5.11(f).

         "Escrow Agreement (Second Stage Closing)" has the meaning assigned to it in Section 5.11(f).

         "Escrow Agreement (Working Capital/Indemnity)" has the meaning assigned to it in Section 5.11(f).

         "Escrow Amount (Closing Adjustment Receivables)" means Three Million Seven Hundred Fifty Thousand U.S. Dollars ($3,750,000).

         "Escrow Amount (Cranberry Adjustment)" means Five Million U.S. Dollars ($5,000,000).

         "Escrow Amount (Second Stage Closing)" means Twenty-Three Million One Hundred Ten Thousand U.S. Dollars ($23,110,000).

         "Escrow Amount (Working Capital/Indemnity)" means Five Million U.S. Dollars ($5,000,000).

         "Excluded Assets" has the meaning assigned to it in Section 2.3.

         "Excluded Liabilities" has the meaning assigned to it in Section
2.5(c).

         "FCC" means the Federal Communications Commission.

         "Financial Statements" has the meaning assigned to it in Section
3.9(a).

         "First Stage Closing" has the meaning assigned to it in Section 6.1.

         "First Stage Closing Date" has the meaning assigned to it in Section
6.1.

         "First Stage Customer Contracts" has the meaning assigned to it in
Section 2.2(a).

         "First Stage Purchased Assets" has the meaning assigned to it in
Section 2.1(a).

         "First Stage Transferred Communications Licenses" has the meaning assigned to it in Section 2.2(a).

         "First Stage Purchased Contracts" has the meaning assigned to it in
Section 2.2(a).

         "First Stage Purchased Permits" has the meaning assigned to it in
Section 2.2(a).

         "500K Customers" means any customer of the Business that generated in excess of $500,000 of revenues, as calculated by multiplying twelve (12) times revenues generated from such customer for the month ending November 30, 2002.

         "GAAP Exceptions" means the exceptions described on Schedule 3.9(a).

         "General Cap" shall have the meaning assigned to it in Section 8.2(f)(ii).

         "Generally Accepted Accounting Principles" means United States generally accepted accounting principles applied on a basis consistent with the application of such principles in the preparation of the Financial Statements, but subject to the GAAP Exceptions.

         "Governmental Body" means any nation or government, any state or other political subdivision thereof, any legislative, executive or judicial unit or instrumentality of any governmental entity (foreign, federal, state or local) or any department, commission, board, agency, bureau, official or other regulatory, administrative or judicial authority thereof or any entity (including a court or self-regulatory organization) exercising executive, legislative, judicial, Tax, regulatory or administrative functions of or pertaining to government.

         "Hazardous Substance" shall mean any material, substance, form of energy or pathogen which (i) constitutes a "hazardous substance", "toxic substance" or "pollutant", "contaminant", "hazardous material", "hazardous chemical", "regulated substance", or "hazardous waste" (as such terms are defined by or pursuant to any Environmental Law) or (ii) is otherwise regulated or controlled by, or gives rise to liability under, any Environmental Law. Without limiting the generality of the foregoing, Hazardous Substance shall include any substance that contains asbestos or petroleum.

         "Help Desk Agreement" has the meaning assigned to it in Section
5.11(a).

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Income Taxes" has the meaning assigned to it in Section 5.3(e).

         "Indemnified Party" has the meaning assigned to it in Section 8.2(a).

         "Indemnifying Party" has the meaning assigned to it in Section 8.2(a).

         "Initial Purchase Price" has the meaning assigned to it in Section 2.4(b).

         "Intellectual Property" or "IP" shall mean all trade secrets, computer software (including source code, object code and existing user and technical documentation, databases, websites (including the content thereof in electronic form), technology, processes, methodologies, technical information and data, specifications, research materials, designs, drawings and other similar intangible property.

         "Intellectual Property Rights" or "IPR" shall mean any right, title or interest in or to any packaging designs or trade dresses, any derivatives or combinations thereof, any patents, patent registrations, patent applications, trademarks, trademark registrations, trademark applications, tradenames, service names, domain names, registrations and applications therefor, copyrights, copyright applications, copyright registrations, trade secrets and inventions.

         "Intellectual Property Rights Assignment Agreement" has the meaning assigned to it in Section 5.11(d).

         "Intercompany Agreements" has the meaning assigned to it in Section 5.11(c).

         "IRS" means the U.S. Internal Revenue Service.

         "IRU Portion" has the meaning assigned to it in Section 3.15.

         "Key Employees" has the meaning assigned to it in Section 7.2(d).

         "Knowledge" means, in connection with any representation and warranty contained in this Agreement that is expressly qualified by reference to the Knowledge of Sellers or Buyers, with respect to Knowledge of Sellers, the actual knowledge of those persons set forth on Schedule 1.1(a), or, with respect to Knowledge of Buyers, the actual knowledge of those persons set forth on Schedule 1.1(b).

         "Law" or "Laws" shall mean any law, statute, ordinance, rule, regulation or code of any Governmental Body.

         "Leased Real Property" has the meaning assigned to it in Section
3.11(a).

         "Losses" has the meaning assigned to it in Section 8.2(a).

         "Material Adverse Effect" means a material adverse effect on the business, operations, assets, condition (financial or other) or results of operations of the Business or the Sellers (taken as a whole) or the Buyers (taken as a whole) as the context requires; provided, that none of the following shall be deemed, either alone or in combination, to constitute a Material Adverse Effect: (i) conditions generally affecting any of the industries or markets in which Sellers or Buyers, as the context requires, operate, (ii) any disruption arising out of the announcement of the transactions contemplated hereby, (iii) the engagement in hostilities by the United States, an escalation in hostilities involving the United States or a declaration of a national emergency or war by the United States or (iv) any change in general economic, political or financial condition of the United States, including, without limitation, as a result of terrorist activities.

         "Monthly Statements" has the meaning assigned to it in Section 3.9(a).

         "Network" means all Assets, Contracts, Permits and Communications Licenses comprising fiber, cables, ducts, conduit, equipment, the network operating center, software, systems, schematics and diagrams, licenses or other IP, and associated administrative, access and storage equipment and facilities (including without limitation hand holes and space in equipment cages) and other support facilities comprising and/or used in connection with the network, other telecommunications facilities, network management and operations and systems owned and/or operated by Sellers, covering, at a minimum, the routes indicated on the map, the route register, and the points of presence ("POPs") and other network metrics, in each case with respect to such routes, route register and POPs as indicated on Schedule 1.1(e).

         "Orders" means any judgment, order (consent or other), writ, stipulation, injunction, ruling (Tax or otherwise), decision or decree of any Governmental Body.

         "Overall Cap" shall have the meaning assigned to it in Section 8.2(f)(iii).

         "Owned Portion" has the meaning assigned to it in Section 3.15.

         "Owned Real Property" has the meaning assigned to it in Section
3.11(a).

         "Participating Accounts" means accounts of the Sellers that do not constitute Current Assets for the purposes of Section 2.4, and which are set forth on Schedule 1.1(d).

         "party" means a Buyer or a Seller or Buyers or Sellers, as the context requires.

         "Permits" means all permits, licenses, certificates, approvals, qualifications, registrations, and similar authorizations issued to Sellers by a Governmental Body related to the Business as currently conducted, including any amendment, modification, limitation, condition or renewal thereof, other than Communications Licenses.

         "Permitted Encumbrances" means (i) liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings,
(ii) any mechanics', carriers', workmen's, repairmen's or other similar liens arising or incurred in the ordinary course of business not in excess of $100,000, (iii) any liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, (iv) mortgages, liens, security interests and similar Encumbrances which secure debt that is reflected as a liability on the Financial Statements and the existence of which is expressly indicated in the notes thereto, (v) any imperfections of title which do not, individually or in the aggregate, have a material impact on the ability of Sellers to use the Acquired Assets in the conduct of the Business as currently conducted or on the ability of the Buyer, after the applicable Staged Closing Date, to use the Acquired Assets in the conduct of the Business as currently conducted by Sellers, (vi) any restriction or limitation or other similar Encumbrance included as a term of any of the Purchased Contracts and Permits or Transferred Communications Licenses, and (vii) those Encumbrances that are set forth in Schedule 1.1(c), of which those marked with an asterisk are to be released at or before the applicable Staged Closing Date.

         "Person" means any individual, corporation, partnership, limited liability company, limited liability firm, association, joint venture, joint stock company, trust, unincorporated organization or other entity, or any Governmental Body.

         "Personal Property" means all fixtures, fiber, fiber rights, vehicles, machinery, equipment, rolling stock, tools, furniture, pallets, phones, office supplies and other items of personal property, related to the Business, whether or not recorded on the books of Sellers.

         "Preliminary Adjustment Amount" has the meaning assigned to it in
Section 2.4(b).

         "Preliminary Disagreement Notice" has the meaning assigned to it in
Section 2.4(a).

         "Preliminary Working Capital" has the meaning assigned to it in Section 2.4(a).

         "Preliminary Working Capital Statement" has the meaning assigned to it in Section 2.4(a).

         "Prime Rate" has the meaning assigned to it in Section 2.4(g).

         "Purchase Price" has the meaning assigned to it in Section 2.4(g).

         "Purchased Assets" has the meaning assigned to it in Section 2.1.

         "Purchased Contracts" has the meaning assigned to in Section 2.2(b).

         "Purchased Contracts and Permits" has the meaning assigned to it in
Section 2.2(b).

         "Purchased Permits" has the meaning assigned to it in Section 2.2(b).

         "Real Property" has the meaning assigned to it in Section 3.11(a).

         "Real Property Leases" has the meaning assigned to it in Section
3.11(a).

         "Receivables" means all accounts receivable, including billed and unbilled amounts, which are payable as a result of goods and services provided by Sellers in the conduct of the Business, other than those that comprise Excluded Assets.

         "Retained Business" means the business of Broadwing Technology Solutions Inc. that is described on Schedule 1.1(f).

         "Revenues Statement" has the meaning assigned to it in Section 5.26.

         "Second Stage Closing" has the meaning assigned to it in Section 6.1.

         "Second Stage Closing Date" has the meaning assigned to it in Section 6.1.

         "Security Agreement" has the meaning assigned to it in Section 5.11(j).

         "Seller IP" shall mean all IP used by Sellers primarily in their conduct of the Business and comprises (a) all such IP that is owned by Sellers ("Seller Owned IP") and (b) all such IP which is licensed to Seller ("Seller Licensed IP"), as generally described on Schedule 2.2.

         "Seller IPR" shall mean all IPR used by Sellers primarily in their conduct of the Business and comprises (a) all such IPR that is owned by Sellers ("Seller Owned IPR") and as set forth on Schedule 2.2, and including, without limitation, the business name, brand name, trade name, trademark, service mark, logo and domain name "Broadwing" and any business name, brand name, trade name, trademark, service mark and domain name that includes the word "Broadwing" and any and all derivatives thereof, and (b) all such IPR which is licensed to Seller ("Seller Licensed IPR"), as generally described on Schedule 2.2.

         "Sellers" has the meaning assigned to it in the preamble hereof.

         "Sellers' Consents" has the meaning assigned to it in Section 3.3(b).

         "Sellers' Covenant Failure" shall have the meaning assigned to it in
Section 5.7(a).

         "Sellers' Parent" means Broadwing Inc., an Ohio corporation.

         "Sellers' Parent Guaranty" has the meaning assigned to it in Section
2.8.

         "Sellers' R&W Breach" shall have the meaning assigned to it in Section 5.7(a).

         "Staged Closing Dates" means, collectively, the First Stage Closing Date and the Second Stage Closing Date.

         "State Licenses" has the meaning assigned to it in Section 3.5(a).

         "State PUCs" means state public service and utility commissions or similar Governmental Bodies.

         "Statements" has the meaning assigned to it in Section 3.9(a).

         "Tax Returns" means all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority or any Person relating to Taxes.

         "Tax Warranties" shall mean the representations and warranties in Sections 3.7(c), 3.7(d) and 3.12.

         "Taxes" mean all taxes of any kind, charges, fees, customs, levies, duties, imposts, required deposits or other assessments, including all net income, capital gains, gross income, gross receipt, property, franchise, sales, use, excise, withholding, payroll, employment, social security, worker's compensation, unemployment, occupation, capital stock, ad valorem, value added, transfer, gains, profits, license, net worth, asset, transaction, and other taxes, imposed upon any Person by any Law, Order or Governmental Body, together with any interest and any penalties, or additions to tax, with respect to such taxes.

         "Territory" has the meaning assigned to it in Section 5.8.

         "Third Party" means any Person other than, and not an Affiliate of, the other referenced Person or Persons.

         "Third Party Claim" has the meaning assigned to it in Section 8.3(a).

         "Title and Authorization Warranties" shall mean the representations and warranties in Sections 3.1, 3.2, 3.4(a), 4.1 and 4.2.

         "Total Escrow Amount" has the meaning assigned to it in Section 2.4(b).

         "Transfer Date" has the meaning assigned to it in Section 5.4(a).

         "Transferred Employee" has the meaning assigned to it in Section
5.4(a).

         "Transition Services Agreement" has the meaning assigned to it in
Section 5.11(g).

         "Two Stage Waiver Notice" shall have the meaning assigned to it in
Section 6.1.

         "Working Capital" has the meaning assigned to it in Section 2.4(i).

         "9% Notes" shall mean the 9% Senior Subordinated Notes due 2008 of BCI.

         "12 1/2% Preferred Stock" shall mean the 12 1/2% Preferred Stock of
BCI.

         "Senior Notes" shall mean the 12 1/2% Senior Notes of BCI.

                  1.2      OTHER DEFINITIONAL AND INTERPRETIVE MATTERS

         Unless otherwise expressly provided, for purposes of this Agreement and the Collateral Agreements, the following rules of interpretation shall apply:

                           (a)      Calculation of Time Period. When calculating
the period of time before which, within which or following which any act is to be done or step taken, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

                           (b)      Gender and Number. Any reference to gender
shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

                           (c)      Headings. The provision of a Table of
Contents, the division into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement and the Collateral Agreements. All references in this Agreement to any "Section" are to the corresponding Section of this Agreement, the Collateral Agreement or the other agreement in which such Section occurs (unless otherwise specified).

                           (d)      Herein. The words such as "herein,"
"hereinafter," "hereof," "hereunder," "therein," "thereof" and "thereunder" refer to this Agreement, the Collateral Agreement or the other agreement to which such reference is made, as a whole and not merely to a subdivision in which such words appear (unless the context otherwise requires).

                           (e)      Including. The word "including" or any
variation thereof means "including without limitation" and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

                           (f)      Schedules and Exhibits. The Schedules and
Exhibits attached to each of this Agreement and the Collateral Agreements shall be construed with and as an integral part of this Agreement and the Collateral Agreements, respectively, to the same extent as if the same had been set forth verbatim herein and therein. Disclosure in any of the Schedules provided pursuant to Article 3 or Article 4 shall be deemed to be disclosure on every other Schedule so provided in which it may be relevant, if the disclosure of any matter in a Schedule other than in the relevant Schedule provides the other party with sufficiently full disclosure such that the party should reasonably be expected to know that the matter disclosed was applicable to the disclosure contained in the relevant Schedule. By listing matters on the Schedules, neither Sellers nor Buyers shall be deemed to have established any materiality standard, admitted any liability, or concluded that any one or more of such matters are material, or expanded in any way the scope or effect of the representations and warranties of Sellers or Buyers, as applicable, contained in this Agreement.

         2.       PURCHASE AND SALE OF THE ASSETS

                  2.1      PURCHASED ASSETS

                           (a)      First Stage Closing. Upon the terms and
subject to the conditions of this Agreement, at and as of the First Stage Closing Date, Sellers shall sell and transfer, assign, convey and deliver to Buyers, and Buyers shall purchase, acquire and accept from Sellers, all of the Sellers' right, title and interest in, to and under, all of the Assets for which the sale, transfer, assignment, conveyance and delivery do not require FCC or State PUC Consents or for which FCC and State PUC Consents have been obtained, but excluding the Excluded Assets (collectively, the "First Stage Purchased Assets"), including the Assets listed on Schedule 2.1 (but only to the extent FCC and State PUC Consents are not required or have been obtained). In addition, as FCC and State PUC Consents (up to the last required FCC and State PUC Consent) necessary to sell, transfer, assign and convey to Buyers any Assets are obtained, such

Assets shall be deemed so sold, transferred, assigned and conveyed and to constitute "First Stage Purchased Assets" as of the date obtained.

                           (b)      Second Stage Closing. Upon the terms and
subject to the conditions of this Agreement, Sellers shall sell and transfer, assign, convey and deliver to Buyers, and Buyers shall purchase, acquire and accept from Sellers, all of Sellers' right, title and interest in, to and under, each remaining Asset not transferred pursuant to the First Stage Closing, but excluding the Excluded Assets (collectively, with the First Stage Purchased Assets, the "Purchased Assets"), including the remaining Assets listed on
Schedule 2.1, when and as the last FCC and State PUC Consent(s) required to sell, transfer, assign, convey and deliver such Assets are obtained.

                  2.2      ASSIGNMENT OF CONTRACTS AND PERMITS

                           (a)      First Stage Closing. Upon the terms and
subject to the conditions of this Agreement, at and as of the First Stage Closing Date, Sellers shall assign and transfer to Buyers all of Sellers' right, title and interest in and to, and Buyers shall take assignment of all of the following (as to which FCC and State PUC Consents are not required or have been obtained): (a) all of the Contracts related to the Business (including, without limitation, the Network) to which one or more Sellers is a party, excluding Contracts that comprise Excluded Assets, but including all of the Contracts with customers of the Business ("First Stage Customer Contracts"), the Employment Agreements set forth on Schedule 3.8(a) to the extent the Business Employee under such an Employment Agreement executes and delivers to Buyers a Commitment Letter and becomes a Transferred Employee and all of the other Contracts listed on Schedule 2.2 (collectively, including the First Stage Customer Contracts, the "First Stage Purchased Contracts"), (b) all of the Permits of Sellers related to the Business, (including, without limitation, the Network) set forth on Schedule
2.2 which are transferable, excluding Permits that comprise Excluded Assets, but including the Permits listed on Schedule 2.2 (collectively, the "First Stage Purchased Permits"); and (c) the Communications Licenses of Sellers related to the Business (including, without limitation, the Network) that are transferable, excluding Communications Licenses that comprise Excluded Assets (collectively, the "First Stage Transferred Communications Licenses"). In addition, when and as the FCC and State PUC Consents (up to the last required FCC and PUC Consent) necessary to assign and transfer to Buyers all of Sellers' right, title and interest in and to all Contracts, Permits and Communications Licenses described in the preceding clauses (a), (b) and (c), respectively, are obtained, all such items shall be deemed so assigned and transferred to Buyers and to constitute "First Stage Purchased Contracts", "First Stage Purchased Permits" and "First Stage Transferred Communications Licenses", respectively, as of the date obtained.

                           (b)      Second Stage Closing. Upon the terms and
subject to the conditions of this Agreement, when and as the last FCC and State PUC Consent(s) required to assign and transfer the following are obtained, Sellers shall assign and transfer to Buyers all of Sellers' right, title and interest in and to, and Buyers shall take assignment of all of the following:
(a) all of the remaining Contracts related to the Business to which one or more Sellers is a party, excluding Contracts that comprise Excluded Assets, but including all of the remaining Contracts with customers of the Business (collectively, with the First Stage Customer Contracts, the "Customer Contracts") and all of the other remaining Contracts listed on Schedule 2.2

(collectively, including the Customer Contracts, with the First Stage Purchased Contracts, the "Purchased Contracts"); (b) all of the remaining Permits of Sellers related to the Business set forth on Schedule 2.2 which are transferable, excluding Permits that comprise Excluded Assets, but including the remaining Permits listed on Schedule 2.2 (collectively, with the First Stage Purchased Permits, the "Purchased Permits"; and together with the Purchased Contracts, the "Purchased Contracts and Permits"); and (c) the remaining Communications Licenses of Sellers related to the Business that are transferable, excluding Communications Licenses that comprise Excluded Assets (collectively, with the "First Stage Transferred Communications Licenses", the "Transferred Communications Licenses").

                  2.3      EXCLUDED ASSETS

         Notwithstanding Sections 2.1 and 2.2, Sellers shall not sell or transfer, assign, convey or deliver, and Buyers shall not assume or acquire any interest in, any Assets, Contracts, Permits or Communications Licenses that are listed on Schedule 2.3 (the "Excluded Assets").

                  2.4      PURCHASE PRICE

                           (a)      (i)      On or before fifteen (15) days
before the First Stage Closing Date, Sellers shall deliver to Buyers a statement (the "Preliminary Working Capital Statement"), setting forth the Working Capital as of the close of business on the last day of the immediately preceding month. The Preliminary Working Capital Statement shall be prepared by the Sellers in accordance with the terms of this Agreement.

                                    (ii)     During the ten (10) day period
         following Buyers' receipt of the Preliminary Working Capital Statement, Sellers shall provide access to the Business Records and Business Employees and provide Buyers' independent accountants with such access, upon reasonable prior notice and during normal business hours, to the work papers of Sellers as is reasonably necessary to verify the calculation of the Working Capital. The Preliminary Working Capital Statement shall be final and shall be accepted by and be binding on the parties on the tenth (10th) day following delivery thereof unless Buyers give written notice to Sellers of its disagreement with the Preliminary Working Capital Statement (such notice, a "Preliminary Disagreement Notice") prior to such date. Any Preliminary Disagreement Notice shall specify in reasonable detail the nature of any disagreement so asserted. If a Preliminary Disagreement Notice is received by Sellers on or prior to such date, then the Preliminary Working Capital Statement (as revised in accordance with clause (iii) below) shall become final and binding upon each Seller and each Buyer on the date Sellers and Buyers resolve in writing any differences they have with respect to the matters specified in such Preliminary Disagreement Notice.

                                    (iii)    During the two (2) day period
         following delivery of a Preliminary Disagreement Notice, Sellers and Buyers shall seek in good faith to resolve in writing any differences which they may have with respect to the matters set forth in such Preliminary Disagreement Notice. If any disagreement included in the Preliminary Disagreement Notice is not resolved in writing within such two (2) day period, the amount of the Working Capital shall be equal to the amount that was not the subject of the Preliminary Disagreement Notice plus any additional amount that Sellers and Buyers have mutually agreed upon (as set forth in the Preliminary Working Capital Statement and adjusted, if necessary pursuant to this Section 2.4(a), the "Preliminary Working Capital").

                           (b)      In consideration of the sale, transfer,
assignment, conveyance and delivery by Sellers of the Business and the Acquired Assets, Buyers shall (i) (A) pay Ninety-Two Million Four Hundred Forty Thousand U.S. Dollars ($92,440,000) in cash to Sellers at the First Stage Closing Date which amount shall be either (1) increased by an amount, if any, by which the Preliminary Working Capital is greater than $0 or (2) reduced by an amount, if any, by which Preliminary Working Capital is less than $0 (the amount in the preceding clause (1) or clause (2), whichever is applicable, the "Preliminary Adjustment Amount"), (B) place the Escrow Amount (Second Stage Closing) in an interest bearing escrow account in which it will be held pursuant to the terms of the Escrow Agreement (Second Stage Closing) to support Buyers' obligation to pay the amount Buyers' are obligated to pay at the Second Stage Closing, (C) place the Escrow Amount (Working Capital/Indemnity) in an interest bearing escrow account in which it will be held pursuant to the terms of the Escrow Agreement (Working Capital/Indemnity) to support Sellers' obligations to pay any amount required to be paid by Sellers under Section 2.4(g) regarding the difference between Closing Working Capital and Preliminary Working Capital and Sellers' indemnification obligations in accordance with Article 8, (D) place the Escrow Amount (Cranberry Adjustment) in an interest bearing account in which it will be held pursuant to the terms of the Escrow Agreement (Cranberry Adjustment) to support Sellers' obligation to pay amounts, if any, required to be paid by Sellers under Section 2.4(g) regarding the Cranberry Plan Adjustment Amount, and (E) place the Escrow Amount (Closing Adjustment Receivables) in an interest bearing account in which it will be held pursuant to the terms of the Escrow Agreement (Closing Adjustment Receivables) to support Sellers' obligation to pay amounts, if any, required to be paid by Sellers under Section 2.4(h) and
(ii) assume the First Stage Assumed Liabilities. The amount in Section 2.4(b)(i)(A), as adjusted by the Preliminary Adjustment Amount plus the Escrow Amount (Working Capital/Indemnity), the Escrow Amount (Cranberry Adjustment) and the Escrow Amount (Closing Adjustment Receivables) (the three such escrow amounts in the preceding clauses (C), (D) and (E) referred to herein collectively as the "Total Escrow Amount") constitutes the "Initial Purchase Price".

                           (c)      All payments of the Purchase Price, except
for the Total Escrow Amount, shall be made by wire transfer in immediately available funds to an account designated by Sellers in written instructions to be delivered to Buyers on or prior to the payment date.

                           (d)      Within thirty (30) days after the First
Stage Closing Date, Sellers shall deliver to Buyers a statement (the "Closing Working Capital Statement"), setting forth the Working Capital as of the close of business on the First Stage Closing Date (the "Closing Working Capital") and a Cranberry Plan Adjustment Statement (the "Cranberry Plan Adjustment Statement") setting forth the Cranberry Plan Adjustment Amount. The Closing Working Capital Statement and the Cranberry Plan Adjustment Statement shall be referred collectively to as the "Adjustment Statements". The Adjustment Statements shall be prepared by the Sellers, and the Sellers' independent accountants shall provide an attestation thereof, in accordance with the terms of this Agreement. The Cranberry Plan Adjustment Statement shall apply the principles and will be calculated consistently with the model Cranberry Plan Adjustment Statements attached as Annex I to Exhibit A hereto.

                           (e)      During the thirty (30) day period following
Buyers' receipt of the Adjustment Statements, Sellers shall provide access to the Business Records and Business Employees and shall cause Sellers' independent accountants to provide Buyers' independent accountants with such access, upon reasonable prior notice and during normal business hours, to the work papers of Sellers' independent accountants as is reasonably necessary to verify the calculation of the Closing Working Capital and the Cranberry Plan Adjustment Amount. The Adjustment Statements shall be final and shall be accepted by and be binding on the parties on the thirtieth (30th) day following delivery thereof unless Buyers give written notice to Sellers of their disagreement with the Adjustment Statements (such notice, a "Closing Disagreement Notice") prior to such date. Any Closing Disagreement Notice shall specify in reasonable detail the nature of any disagreement so asserted. If a Closing Disagreement Notice is received by Sellers on or prior to such date, then the Adjustment Statements (as revised in accordance with Section 2.4(f)) shall become final and binding upon each Seller and each Buyer, on the earlier of (1) the date Sellers and Buyers resolve in writing any differences they have with respect to the matters specified in such Closing Disagreement Notice and (2) the date that a nationally or regionally recognized independent accounting firm mutually agreed upon by Sellers and Buyers (the "Accounting Firm") delivers to the Sellers and Buyers its written determination of all disputed matters submitted to it pursuant to
Section 2.4(f) (the "Accounting Firm Determination").

                           (f)      During the thirty (30) day period following
delivery of a Closing Disagreement Notice, Sellers and Buyers shall seek in good faith to resolve in writing any differences which they may have with respect to the matters set forth in such Closing Disagreement Notice. If any disagreement included in the Closing Disagreement Notice is not resolved in writing within such thirty (30) day period, Sellers and Buyers shall submit to the Accounting Firm for review and determination of any and all matters which remain in dispute. The scope of the Accounting Firm's review shall be limited to only those matters which have not been resolved in writing within such thirty (30) day period. Sellers and Buyers shall use all reasonable efforts to cause the Accounting Firm to deliver the Accounting Firm Determination within thirty (30) days of the receipt of such submission. Sellers and Buyers agree that the Accounting Firm Determination shall be final and binding on the parties and that judgment may be entered upon the Accounting Firm Determination in any court having jurisdiction over the party against which such Determination is to be enforced. The Accounting Firm Determination shall be accompanied by a certificate of the Accounting Firm that it reached the Accounting Firm Determination in accordance with the provisions of this Section 2.4. The cost incurred in connection with the Accounting Firm Determination (including the fees and expenses of the Accounting Firm and of any enforcement of the Accounting Firm Determination) pursuant to this Section 2.4 shall be borne by Buyers and Sellers in inverse proportion as they may prevail on matters resolved by the Accounting Firm, which proportionate allocation shall be calculated on an aggregate basis based on the relative dollar values of the amounts in dispute and shall be determined by the Accounting Firm at the time the Accounting Firm Determination is rendered on the merits of the matter submitted.

                           (g)      The Initial Purchase Price shall be (i)
increased by the amount, if any, by which the Closing Working Capital, as finally determined pursuant to this Section 2.4, exceeds the Preliminary Working Capital, and (ii) decreased by (x) the amount of any Cranberry Plan Adjustment Amount, as finally determined pursuant to this Section 2.4, and (y) the amount, if any, by which the Closing Working Capital, as finally determined pursuant to this Section 2.4, is less than the Preliminary Working Capital (the Initial Purchase Price as so increased or decreased shall hereinafter be referred to as the "Adjusted CWC Purchase Price"). Within five (5) Business Days after the Closing Working Capital and the Cranberry Plan Adjustment Amount have been finally determined in accordance with this Section 2.4, (I) if the Closing Working Capital is in excess of the Preliminary Working Capital, Buyers shall pay to Sellers an amount equal to such excess, together with interest thereon at a rate per annum equal to the rate of interest from time to time publicly announced by Citibank, N.A., in its New York office as its prime or base rate (the "Prime Rate"), calculated on the basis of the actual number of days elapsed over 365 from the date of delivery of the Closing Working Capital Statement pursuant to Section 2.4(d) to the date of payment, (II) if the Closing Working Capital is less than the Preliminary Working Capital, Buyers shall receive from the Escrow Amount (Working Capital/Indemnity) pursuant to the Escrow Agreement (Working Capital/Indemnity), and from Sellers to the extent such Escrow Amount (Working Capital/Indemnity) is insufficient, an amount equal to such deficit, together with interest thereon at the Prime Rate, calculated on the basis of the actual number of days elapsed over 365 from the date of delivery of the Closing Working Capital Statement pursuant to Section 2.4(d) to the date of payment and
(III) if there is a Cranberry Plan Adjustment Amount owing from Sellers to Buyers, Buyers shall receive from the Escrow Amount (Cranberry Adjustment) pursuant to the Escrow Agreement (Cranberry Adjustment) and, to the extent the Escrow Amount (Cranberry Adjustment) is insufficient, at Buyers' election, from Sellers or from any remaining Escrow Amount (Working Capital/Indemnity), an amount equal to the Cranberry Plan Adjustment Amount, together with interest thereon calculated as set forth in the preceding clause; and any remaining funds in the Escrow Amount (Cranberry Adjustment) shall be returned to Sellers pursuant to the terms of the Escrow Agreement (Cranberry Adjustment). Payments in respect of this Section 2.4 shall be made by wire transfer in immediately available funds to an account that is designated by the party entitled to payment at least two (2) Business Days prior to the date of payment.

                           (h)      (i)      Within one-hundred twenty (120)
days after the First Stage Closing, Buyers shall provide to Sellers a statement showing all of the Adjustment Receivables that were included in Current Assets or Current Liabilities on the Closing Working Capital Statement (collectively, the "Closing Adjustment Receivables"), and stating the amount of the Closing Adjustment Receivables that have been collected by Buyers and by Sellers (and remitted to and received by Buyers, or credits have been issued to Buyers) as of ninety (90) days after the First Stage Closing Date (collectively, the "Collected Closing Adjustment Receivables I"). Buyers shall collect the Closing Adjustment Receivables in the ordinary course of business and according to the past practices of the Business. Buyers shall deliver monthly financial information detailing the collections (and any dispute credits issued) described herein.

                                             a.       In the event the Closing
Adjustment Receivables are in excess of the Collected Closing Adjustment Receivables I and such excess is less than the

Escrow Amount (Closing Adjustment Receivables), Seller shall not at that time be obligated to pay to Buyers the amount of such excess.

                                             b.       In the event there is an
excess of Closing Adjustment Receivables over the Collected Closing Adjustment Receivables I and such excess is also in excess of the Escrow Amount (Closing Adjustment Receivables), Sellers shall pay to Buyers an amount of the excess of the Closing Adjustment Receivables over the Collected Closing Adjustment Receivables I (up to the maximum amount of the Closing Adjustment Receivables
Pool), within five (5) Business Days. In the event Sellers do not make such payment, Buyers shall be entitled to withdraw such payment from the Escrow Amount (Closing Adjustment Receivables), and Sellers shall continue to be liable for the amount, if any, of such required payment in excess of the Escrow Amount (Closing Adjustment Receivables), as well as interest on the amount of the Escrow Amount (Closing Adjustment Receivables) so withdrawn and any such excess at the Prime Rate.

                                    (ii)     Within one-hundred eighty (180)
days after the First Stage Closing, Buyers shall provide to Sellers a statement showing all of the Closing Adjustment Receivables, and stating the amount of the Closing Adjustment Receivables that have been collected by Buyers and by Sellers (and remitted to and received by Buyers) as of one-hundred fifty (150) days after the First Stage Closing Date (collectively, the "Collected Closing Adjustment Receivables II"). In the event the Closing Adjustment Receivables are in excess of the Collected Closing Adjustment Receivables II, Sellers and Buyers shall effect a true-up that results in the receipt by Buyers, in the aggregate, pursuant to Section 2.4(h)(i) and (ii) of an amount equal to such excess (up to the maximum amount of the Closing Adjustment Receivables Pool) plus any interest payable by Sellers ````under Section 2.4(h)(i)(b), (x) with any additional amount that is to be paid by Sellers to Buyers to come first from the Escrow Amount (Closing Adjustment Receivables) and, to the extent the Escrow Amount (Closing Adjustment Receivables) is insufficient, then from the Sellers, in each case within five (5) Business Days and (y) any repayment to be made by Buyers to Sellers to be within five (5) Business Days (it being understood and agreed that any such repayment shall not exceed the payment received by Buyers under Section 2.4(h)(i)(b)).

                                    (iii)    Illustrations of the operation at
this Section 2.4(h) are shown in Schedule 2.4(h)(iii).

                                             (i)      The term "Working Capital"
shall mean Current Assets minus Current Liabilities. The term "Current Assets" means, with respect to the Business, Receivables less reserves and allowances for Receivables determined in accordance with Generally Accepted Accounting Principles as consistently applied with historical methods, inventory, materials and supplies and prepaid expenses which accrue or will accrue to the benefit of Buyers, vendor and real estate deposits and costs incurred and not billed related to reimbursable projects for Governmental Bodies, and the term "Current Liabilities" means accounts payable-trade, accrued cost of service, accrued liabilities, short and long term capital lease liabilities, advance billings and customer deposits, accrued vacation liability as required in Section 5.4(f) and minority interest, in each case with respect to the Business and calculated in accordance with the principles applied in calculating the Working Capital for the Business as of December 31, 2002, attached hereto as Schedule 2.4(i) and with Generally Accepted Accounting Principles (except as otherwise provided on Schedule 2.4(i)). Notwithstanding anything in this Agreement to the contrary, Working Capital shall not include any Excluded Assets or Excluded Liabilities.

                           (j)      At the Second Stage Closing, the Escrow
Amount (Second Stage Closing) shall be released to Sellers pursuant to the Escrow Agreement (Second Stage Closing) and the sum of the Adjusted CWC Purchase Price and such Escrow Amount shall constitute the "Purchase Price".

                  2.5      ASSUMED LIABILITIES

                           (a)      Upon the terms and subject to the conditions
in this Agreement, at and as of the First Stage Closing Date, Sellers shall assign, and Buyers shall assume and agree to honor, pay and discharge when due, all of the following liabilities and obligations of Sellers: (i) the obligations under the First Stage Purchased Contracts, First Stage Purchased Permits and the First Stage Transferred Communications Licenses, to the extent arising out of, or resulting from, facts, events and circumstances occurring, or which accrue, after the First Stage Closing Date (other than due to any failure to comply or breach of any of Sellers or any of their Affiliates, whether before, on or after the First Stage Closing Date); (ii) all liabilities reflected on the balance sheet of the Business on the First Stage Closing Date that are included as Current Liabilities in the calculation of Working Capital; provided that to the extent Sellers fail to make any payment provided for in Section 2.4(g)(II) the amount equal to the amount of any such deficiency shall not be assumed by Buyers as an Assumed Liability; (iii) all Circuit Commitments to the extent arising out of, or resulting from, facts, events and circumstances occurring, or which accrue, after the First Stage Closing Date (other than due to any failure to comply or breach of any of Sellers or any of their Affiliates, whether before, on or after the First Stage Closing Date); and (iv) those liabilities and obligations listed on Schedule 2.5(a), in each case except any Excluded Liabilities (collectively, the "First Stage Assumed Liabilities"); provided, that with respect to First Stage Purchased Contracts, First Stage Purchased Permits and First Stage Transferred Communications Licenses that are conveyed pursuant to the last sentence of Section 2.2(a), such items will constitute First Stage Assumed Liabilities as of the applicable conveyance date(s).

                           (b)      Upon the terms and subject to the conditions
in this Agreement, at and as of (a) the Second Stage Closing Date, Sellers shall assign, and Buyers shall assume and agree to honor, pay and discharge when due, all of the following liabilities and obligations of Sellers: the obligations under the Second Stage Purchased Contracts, Second Stage Purchased Permits and the Second Stage Transferred Communications Licenses, to the extent arising out of, or resulting from, facts, events and circumstances occurring, or which accrue, after the Second Stage Closing Date (other than due to any failure to comply or breach of any of Sellers or any of their Affiliates, whether before, on or after the Second Stage Closing Date), in each case except any Excluded Liabilities (collectively, the "Second Stage Assumed Liabilities" and, collectively with the First Stage Assumed Liabilities, the "Assumed Liabilities").

                           (c)      The Assumed Liabilities shall not include
any liabilities or obligations of Sellers which are not described in Sections 2.5(a) and (b), including without limitation those liabilities and obligations that are listed on Schedule 2.5(c) (the "Excluded Liabilities"), it being understood that the Second Stage Assumed Liabilities shall constitute Excluded Liabilities until the occurrence of the Second Stage Closing.

                  2.6      NO OFFSET

         Except for the determinations of Purchase Price set forth in Section 2.4, Buyers' and Sellers' obligations under Sections 2.4 and 2.5 shall not be subject to offset or reduction for any reason, including by reason of any actual or alleged breach of any representation, warranty or covenant contained in this Agreement or any of the Collateral Agreements or any right or alleged right to indemnification hereunder or thereunder.

                  2.7 FURTHER ASSURANCES; FURTHER CONVEYANCES AND ASSUMPTIONS; CONSENT OF THIRD PARTIES

                           (a)      Subject to the specific terms and conditions
hereof, Sellers and Buyers agree to use reasonable best efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated hereby. Sellers will from time to time subsequent to the applicable Staged Closing Date, at Buyers' request and assistance as necessary, execute and deliver such other instruments of conveyance, assignment and transfer and take such other actions as Buyers may reasonably request in order more effectively to convey, assign, transfer to and vest in Buyers the Acquired Assets, subject to any restrictions under applicable Law. Buyers and Sellers will work together from the date of this Agreement to and following the applicable Staged Closing Date to transfer electronic data and records and accounting and personnel information related to the Business and similar information that are being transferred in connection with the Business and the Acquired Assets. Buyers will from time to time subsequent to the applicable Staged Closing Dates, at Sellers' request, execute and deliver such other instruments of conveyance, assignment and transfer and take such other actions as Sellers may reasonably request in order more effectively to accomplish the assumption of the related Assumed Liabilities.

                           (b)      Anything in this Agreement or the Collateral
Agreements to the contrary notwithstanding, neither this Agreement nor the Collateral Agreements shall constitute an attempt or agreement to sell, assign, sublease, sublicense or assume any Acquired Asset, including without limitation, any Contract, Permit or Communications License or Business Record or any claim or right or any benefit or obligation thereunder or resulting therefrom, if a sale, assignment, sublease, sublicense or assumption thereof would violate any Law or Order or, without the Consent of a Third Party thereto or a Governmental Body, would constitute a breach or violation of such Acquired Asset and if such a Consent is not obtained at or prior to the applicable Staged Closing Date. (Notwithstanding the prior sentence, Sellers' representations and warranties, covenants and agreements regarding Acquired Assets shall include any Assets (other than Excluded Assets), Contracts or Permits or Communications Licenses that would constitute Acquired Assets but for the fact that a Consent is required to sell, assign, sublease, sublicense, or assume such Assets, Contracts or Permits or Communications Licenses.) Sellers shall use reasonable best efforts, and Buyers shall reasonably cooperate with Sellers, to obtain such prior Consents and to resolve the impediments to the sale, assignment, sublease, sublicense or assumption required by this Agreement or the Collateral Agreements; provided, that Sellers shall not be required to pay any fees or make any other concessions to any Person in order to obtain any Consents other than those listed on Schedule 3.3(b) in response to Sections 3.3(b)(ii) and (iii). In the event any such Consents are not obtained on or prior to the applicable Staged Closing Date, Sellers shall continue to use reasonable best efforts to obtain any such Consents after the applicable Staged Closing Date, and Sellers shall reasonably cooperate with Buyers (at Buyers' request) in any lawful and economically feasible arrangement to provide that Buyer shall receive the interest of Sellers in the benefits under any such Asset, Contract or Permit which require Consent to sell, assign, sublease, sublicense, or assume such Asset, Contract or Permit, including performance by Sellers, as agent, if economically feasible; provided, that Buyers shall undertake to pay or satisfy the corresponding liabilities for the enjoyment of such benefit to the extent Buyers would have been responsible therefor hereunder if such Consent had been obtained; provided, further that Sellers shall not be required to pay any fees or make any other concessions to any Person in order to obtain any Consents other than those listed on Schedule 3.3(b) in response to Sections 3.3(b) (ii) and (iii). Upon the receipt of any such Consent(s) after the applicable Staged Closing Date, the relevant Asset(s), Contract(s) and/or Permit(s) and/or Communications License(s) shall constitute Acquired Assets. During such time as the parties are attempting to obtain Consents to assignment or assumption of any Contracts hereunder following the applicable Staged Closing Date (including, any Contract that required a Consent of a court for Sellers to perform services or receive compensation under the Contract), if, and to the extent that, Buyers are unable to provide services under any such Contract (including, by virtue of the fact that a court does not provide its Consent to Sellers ceasing to perform services under the Contract or otherwise), Sellers may, notwithstanding anything to the contrary herein, continue to do so, if they so elect, and receive their customary fees and expenses thereunder, or if Sellers are unable to do so for any reason (and Buyers are not able for any reason to perform the work being performed by the Seller), Sellers may terminate or withdraw from the Contract where necessary to avoid material Losses (unless Buyers agree to indemnify, defend and hold harmless Sellers under Section 8.2(c)).

                  2.8      DELIVERY OF GUARANTIES

         Simultaneously with the execution and delivery of this Agreement, (i) Buyers' Parent is executing and delivering a guaranty to Sellers, the form of which is attached hereto as Exhibit B (the "Buyers' Parent Guaranty"), and (ii) Sellers' Parent is executing and delivering to Buyers a guaranty, the form of which is attached hereto as Exhibit C (the "Sellers' Parent Guaranty").

         3.       REPRESENTATIONS AND WARRANTIES OF SELLERS

         Sellers hereby jointly and severally represent and warrant to Buyers as follows:

                  3.1      ORGANIZATION AND QUALIFICATION

         Each Seller is a corporation, limited partnership or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all requisite power and authority to carry on the Business as currently conducted and to own, lease or license and operate the Acquired Assets owned, leased or licensed by it as currently operated. Sellers are licensed or qualified to do business and are in good standing as foreign corporations in each jurisdiction set forth on Schedule
3.1. Except as set forth on Schedule 3.1, no Seller owns any capital stock or other equity interest in any Person. Except as set forth on Schedule 3.1, all of the capital stock of Sellers is held by BCI or other Sellers party hereto.

                  3.2      AUTHORIZATION; BINDING EFFECT

                           (a)      Each Seller has all requisite power and
authority to execute and deliver this Agreement and each Collateral Agreement to which it will be a party and to effect the transactions contemplated hereby and thereby. Except as set forth on Schedule 3.2, the execution, delivery and performance by each Seller of this Agreement and each Collateral Agreement to which it will be a party and the consummation by each Seller of the transactions contemplated hereby and thereby have been duly and validly approved by each Seller's board of directors and, to the extent required by applicable Law or Contract, by any Affiliate of any Seller, and all stockholders or other securityholders of each Seller (and each Affiliate of any Seller) entitled to vote thereon, and no other actions or proceedings on the part of any Seller (or any Affiliates of any Seller or any stockholder or other securityholder of any Seller or any Affiliates of any Seller) are necessary to authorize the execution, delivery and performance by each Seller of this Agreement or the Collateral Agreements to which it will be a party or the transactions contemplated hereby and thereby.

                           (b)      Except as set forth on Schedule 3.2, this
Agreement has been, and each Collateral Agreement to which Sellers will be a party will be, on or prior to First Stage Closing Date, duly and validly executed and delivered by each Seller, as applicable. Assuming due execution by Buyers, this Agreement is, and each Collateral Agreement to which Sellers will be a party, when duly executed and delivered by each applicable Seller, will be, valid and legally binding obligations of each applicable Seller, enforceable against each applicable Seller in accordance with their respective terms, except as such agreements may be subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws and equitable principles relating to or affecting or qualifying the rights of creditors generally and general principles of equity.

                  3.3      NON-CONTRAVENTION; CONSENTS

                           (a)      Except as set forth on Schedule 3.3(b), the
execution and delivery of this Agreement by each Seller and the Collateral Agreements by each Seller party thereto, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (i) conflict with or result in a breach or violation of any provision of any organizational document of Sellers' Parent or any Seller, provided that the approvals of the shareholders of Sellers' Parent and of the Sellers are required to effect the name changes contemplated in Section 5.17(a); (ii) violate or result in a breach of or constitute an occurrence of default under any provision of, result in the acceleration or cancellation of any obligation under, or give rise to a right by any party to terminate or amend its obligations under, any Contract to which any Seller is a party or is otherwise bound, except in each case for Contracts that are not material to the conduct of the Business and having an annual value or involving annual consideration that is less than $100,000 individually or $1,000,000 in the aggregate, or that would not materially impair, delay or prevent the consummation by any of the Sellers of the transactions contemplated by this Agreement or any of the Collateral Agreements; (iii) or result in the creation of any Encumbrance upon any of the Acquired Assets (other than a Permitted Encumbrance), or permit the acceleration of the maturity of any indebtedness of Sellers or indebtedness secured by any of the Acquired Assets, having a value in excess of $100,000 individually or $1,000,000 in the aggregate; or (iv) violate in any material respect any Law or Order of any Governmental Body (including any State PUC) having jurisdiction over any Seller or the Acquired Assets.

                           (b)      No Consent (including a waiver of any right
of first refusal or first offer) of, filing or registration with, or cooperation from, any Governmental Body or any other Person not a party to this Agreement is necessary in connection with the execution, delivery and performance by Sellers of this Agreement or the Collateral Agreements to which Sellers will be a party or the consummation by Sellers of the transactions contemplated hereby or thereby, except for (i) any filings required to be made under the HSR Act, (ii) filings with the FCC under the Communications Act of 1934, as amended (the "Communications Act"), and filings with State PUCs as required by applicable Law, as set forth in Schedule 3.3(b), and (iii) Consents of Third Parties required to transfer or assign to Buyers the Acquired Assets, or assign the benefits of or delegate performance with regard thereto, in each case as set forth in Schedule 3.3(b), except in each case for Purchased Contracts (other than Customer Contracts) and Permits or other Acquired Assets that are not material to the conduct of the Business and have a value or involving consideration having an annual value or involving annual consideration of less than $200,000 individually and $1,000,000 in the aggregate and Customer Contracts that are not material to the conduct of the Business and have a value or involving consideration having an annual value of less than $500,000 (the "Sellers' Consents").

                  3.4      TITLE TO PURCHASED ASSETS; SUFFICIENCY OF ASSETS

                           (a)      Sellers have, and at the applicable Staged
Closing Date will have, good and valid title to, or a valid and binding leasehold interest, right, or license in, the Acquired Assets, free and clear of any Encumbrance (except for Permitted Encumbrances, excluding on the applicable Staged Closing Date, those contemplated by Section 7.2(f) to be removed). Except as set forth on Schedule 3.4(a), Sellers have the full right to sell, convey, transfer, assign and deliver the Acquired Assets to Buyers, and, at and as of the applicable Staged Closing Date, Sellers will sell, convey, transfer, assign and deliver the Acquired Assets to Buyers by instruments of sale, conveyance, transfer and assignment effective to vest in Buyers, and Buyers shall have, good and valid title to, or a valid and binding leasehold interest, right, or license in, all of the Acquired Assets, free and clear of all Encumbrances (except for Permitted Encumbrances, excluding on the applicable Staged Closing Date, those contemplated by Section 7.2(f)).

                           (b)      Except as set forth on Schedule 3.4(b), all
of the tangible Purchased Assets, whether real or personal, owned or leased, have been well maintained and are in good operating condition and repair (with the exception of normal wear and tear) in all material respects.

                           (c)      Except as set forth on Schedule 3.4(c) or
with respect to other items which are not material to the conduct of the Business or which have a value of less than $100,000, the Acquired Assets constitute all of the Assets, Contracts, Permits and Communications Licenses (in each case, except for the Excluded Assets) that are currently used in the conduct of the Business (including the operation of the Network).

                  3.5      LICENSES AND PERMITS

                           (a)      Sellers have obtained all necessary
registrations, certifications and other regulatory authorizations from the appropriate state and local Governmental Bodies (collectively, the "State Licenses"), including State PUCs, and hold all licenses, permits, certificates, franchises, registrations and other authorizations issued by the Federal Communications Commission (collectively, the "FCC Licenses"), that are required for the conduct of the Business as currently conducted, and for the holding of the Acquired Assets, except where the failure to hold such State Licenses or FCC Licenses (collectively, the "Communications Licenses") would not reasonably be expected to result in a Material Adverse Effect. All of the Communications Licenses are set forth in Schedule 3.5(a) hereto.

                           (b)      Other than Communications Licenses that are
immaterial, each of the Communications Licenses was duly issued (to Sellers' Knowledge) and is valid and in full force and effect and each of the Communications Licenses has not been modified, canceled, revoked, or conditioned in any adverse manner other than in a manner that is immaterial.

                           (c)      Each holder of a Communications License is
set forth in Schedule 3.5(c) and has operated in all material respects in compliance with all terms thereof. Each holder of a Communications License is in all material respects in compliance with, and its businesses have operated in all material respects in compliance with, the Communications Act, as applicable, and with any other applicable Laws and Orders, and has filed all registrations and reports and paid all required fees, including any renewal applications, required by the Communications Act and any applicable Laws and Orders. Except as would not reasonably be expected to result in a Material Adverse Effect, (i) there is no pending or, to Sellers' Knowledge, threatened Action by or before the FCC or any State PUC to revoke, cancel, suspend, modify or refuse to renew any of the Communications Licenses, and (ii) except as set forth in Schedule 3.5(c), there is not now any issued, outstanding or, to Sellers' Knowledge, threatened notice by the FCC or any State PUC of any violation or complaint against Sellers with respect to the operation of their respective businesses.

                           (d)      Except as set forth in Schedule 3.5(d) or as
would not reasonably be expected to result in a Material Adverse Effect, no event has occurred that permits the revocation or termination of any of the Communications Licenses or the imposition of any restriction thereon.

                           (e)      Sellers hold (i) all valid and effective
Permits, leases, Communications Licenses, Easements, rights of way, licenses and other Consents, whether issued by a Governmental Body or otherwise, necessary to retain in place, operate and use the Owned Portion as currently conducted, (ii) all valid and effective IRUs and other agreements, or any other Consents necessary to retain in place, operate and use the IRU Portion as currently conducted, and (iii) all material Permits that are required for them to own, lease or operate their Assets and to carry on the Business as currently conducted, except as set forth on Schedule 3.5(e). Sellers are in compliance in all material respects with each Permit identified on Schedule 3.5(e), and no Action is pending or, to Sellers' Knowledge, threatened to revoke or limit any such Permit. Except as set forth on Schedule 3.5(e), Sellers have received no notice of and have no Knowledge of any event or circumstance that could reasonably be expected to cause a material impairment of their rights to retain, operate and/or use the Owned Portion or the IRU Portion.

                  3.6      COMPLIANCE WITH LAWS; LITIGATION

                           (a)      Except as set forth on Schedule 3.6(a) and
except as would not materially impair, delay or prevent the consummation by any of the Sellers of the transactions contemplated hereby, Sellers are in material compliance with all Laws and Orders applicable to the Business or the Acquired Assets.

                           (b)      Except as set forth on Schedule 3.6(b), no
Order that names a Seller and is related to the Business or the Acquired Assets is in effect and that imposes a material obligation on the ongoing conduct of the Business (including the operation of the Network). Except as set forth on
Schedule 3.6(b), Sellers have not entered into any agreement to settle or compromise any Action pending or threatened against them which has involved any obligation other than the payment of money or for which Sellers have any continuing obligation. Except for individual Actions having an amount in controversy, and which could not reasonably result in a Loss of, greater than $200,000, and except as set forth on Schedule 3.6(b), there are no Actions pending (to Sellers' Knowledge with respect to investigations of Governmental Bodies) or, to Sellers' Knowledge, threatened, against or affecting Sellers or any of their officers, directors, employees, agents or stockholders in their capacity as such, in each case with respect to the Business or the Acquired Assets, and to Sellers' Knowledge, there are no facts or circumstances which may give rise to any of the foregoing.

                           (c)      There are no Actions pending (to Sellers'
Knowledge with respect to investigations of Government Bodies) or, to Sellers' Knowledge, threatened by or against Sellers with respect to this Agreement or any of the Collateral Agreements, or in connection with the transactions contemplated hereby or thereby, and Sellers have no reason to believe there is a valid basis for any such Action.

                  3.7      BUSINESS EMPLOYEES; EMPLOYEE BENEFITS

                           (a)      Schedule 3.7(a) contains a list of the
position held and aggregate annual compensation for Sellers' last fiscal year and date of hire with respect to each Business Employee (which list shall be updated as of the First Stage Closing Date and no update is deemed to be an inaccuracy if in compliance with Section 5.2).

                           (b)      Schedule 3.7(b) contains a list of all
Benefit Plans (which list shall be updated as of the First Stage Closing Date and no update is deemed to be an inaccuracy if in compliance with Section 5.2). With respect to each of the Benefit Plans identified on Schedule 3.7(b), Sellers have made available to the Buyers true and complete copies of all plan documents and benefit schedules, or if none exist, a summary of the material terms thereof.

                           (c)      Each Benefit Plan has been administered in
accordance with its terms, except for any failures so to administer any Benefit Plan that would not individually or in the aggregate have a Material Adverse Effect with respect to the Business. Sellers and all Benefit Plans are in [material] compliance with the applicable provisions of ERISA, the Code and all other applicable Laws and Orders and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance that would not individually or in the aggregate have a Material Adverse Effect with respect to the Business.

                           (d)      Except as set forth on Schedule 3.7(d), no
Seller sponsors, maintains or contributes to any Benefit Plan that is subject to Title IV of ERISA and no Benefit Plan is a multiemployer plan (within the meaning of Section 3(37) of ERISA). No Benefit Plan which is subject to Title IV of ERISA has been terminated and all contributions to any such plan which are due have been paid.

                           (e)      Sellers are in [material] compliance with
all Federal, state, local and foreign requirements regarding employment, except for any failures to comply that would not individually or in the aggregate have a Material Adverse Effect with respect to the Business. No Seller is a party to any collective bargaining or other labor union contract applicable to persons employed by any Seller in the United States and as of the date of this Agreement no such collective bargaining agreement is being negotiated by any Seller. There is no (i) strike against or otherwise affecting any Seller pending, or to Seller's Knowledge, threatened; or (ii) work stoppage or other labor dispute against or otherwise affecting any Seller pending or, to Sellers' Knowledge, threatened, which may materially interfere with the respective business activities of any Seller with respect to the Business. To Sellers' Knowledge, within the last three (3) years, no Seller or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of Sellers, and there is no action, charge or complaint against any Seller by the National Labor Relations Board or any comparable Governmental Body pending or, to Sellers' Knowledge, threatened in writing.

                           (f)      (i) No employee of any Seller will be
entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Benefit Plan or otherwise (other than acceleration of vesting of options in accordance with their terms) as a result of the transactions contemplated by this Agreement, (ii) no amount payable, or economic benefit provided, by any Seller (including any acceleration of the time of payment or vesting of any benefit (other than acceleration of vesting of options in accordance with their terms)) could be considered an "excess parachute payment" under Section 280G of the Code and (iii) no person is entitled to receive any additional payment from any Seller or any other person in the event that the excise tax of Section 4999 of the Code is imposed on such person, in each case except where such additional benefits or payments or acceleration (other than acceleration of vesting of options in accordance with their terms), would not individually or in the aggregate have a Material Adverse Effect with respect to the Business.

                           (g)      Except as set forth in Schedule 3.7(g), no
Seller has implemented any plant closing or layoff of employees that could implicate the Worker Adjustment Retraining and Notification Act of 1988, as amended ("WARN"), or any similar state or local Law, within the last 90 days.

                  3.8      CONTRACTS

         Schedule 3.8 contains a complete and accurate list of all Contracts to which one or more of the Sellers are a party and that are related to the Business as follows (which list shall be updated as of the First Stage Closing Date and the Second Stage Closing Date and no such update is deemed to be an inaccuracy if in compliance with Section 5.2).

                           (a)      any Employment Agreement or other Contract
of any kind with any stockholder, director, officer or employee of any Seller or any of its Affiliates;

                           (b)      any Customer Contracts, except for (i)
Customer Contracts that generate aggregate annual revenues of $500,000 or less, or (ii) Customer Contracts entered into on or after November 30, 2002;

                           (c)      any Contract with any Person for the
purchase or delivery of goods, or performance of services, to Sellers, including goods or services used to provide services, or to be resold, to Sellers' customers, in each case other than Contracts entered into in the ordinary course of business or having a value or annual consideration less than $100,000 or that has a term, or requires the performance of any obligations by any Seller over a period of less than one (1) year;

                           (d)      any Contract which is material to the
conduct of the Business or that has a value in excess of $100,000 pursuant to which any Seller grants or is granted any license or other rights to use any of the Acquired Assets or any material rights of joint use with respect to any of the Acquired Assets (other than any Real Property Lease or IP License or IPR License);

                           (e)      any Contract with a sales representative,
sales agency, advertising agency or other Person engaged in sales or promotional activities, or any Contract to act as one of the foregoing on behalf of any Person in which the expected annual payment to such Person is in excess of $100,000;

                           (f)      any Contract pursuant to which any Seller
has made or will make loans or advances, or has or will have incurred debts or become a guarantor or surety or pledged its credit on or otherwise become responsible with respect to any undertaking of another Person (except for the negotiation or collection of negotiable instruments in transactions in the ordinary course of business), individually in excess of $25,000 or in the aggregate in excess of $100,000;

                           (g)      any indenture, credit agreement, loan
agreement, note, mortgage, security agreement, lease of real property or personal property, loan commitment or other Contract relating to the borrowing of funds, an extension of credit or financing, individually in excess of $25,000 and in the aggregate in excess of $100,000;

                           (h)      any Contract having a value or containing
payment or other obligations in excess of $25,000 involving a partnership, joint venture or other cooperative undertaking;

                           (i)      any Contract involving any material
restrictions with respect to the geographical area of operations or scope or type of business of any Seller, including the Business;

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

                           (j)      any power of attorney or agency Contract
with any Person pursuant to which such Person is granted the authority to act for or on behalf of any Seller, or any Seller is granted the authority to act for or on behalf of any Person;

                           (k)      any Contract, whether or not fully
performed, relating to any acquisition or disposition of any stock of, or any material portion of the assets of, any Seller, or any acquisition or disposition of any subsidiary, division, line of business or real property of any Seller, except as such Contract relates to any Excluded Asset or Excluded Liability; and

                           (l)      any Contract having a value individually in
excess of $100,000 or in the aggregate in excess of $300,000, not made in the ordinary course of business and consistent with past practice and that is to be performed in whole or in part at or after the date hereof.

         Sellers have provided Buyers with access to (i) true, accurate and complete copies of each of the Contracts and the other documents set forth on
Schedule 3.8, as amended or modified and (ii) a written description of each oral arrangement so listed on Schedule 3.8.

         Each and all of (i) the Customer Contracts and (ii) the other Contracts which, individually or in the aggregate, are material to the Business are valid and binding on the applicable Seller and, to such Seller's Knowledge, on the other parties thereto in accordance with its terms and is in full force and effect. Except as set forth on Schedule 3.8(m), no Seller has received any written notice that it is in default or breach of and is otherwise delinquent in performance in any material respect under any Contract, and, to Sellers' Knowledge, each of the other parties thereto has performed in all material respects all obligations required to be performed by it and is not in default in any material respect thereunder.

         Except as set forth on Schedule 3.8(n), since December 31, 2002, no $500K Customer has terminated or informed a Seller that it intends to terminate, renegotiate or let expire, or materially reduce the amount of goods and/or services received under, such Customer Contract(s) and, to Sellers' Knowledge, there are no material disputes with any $500K Customers.

                  3.9      FINANCIAL STATEMENTS; ABSENCE OF CHANGES

                           (a)      Schedule 3.9(a)(i) contains correct and
complete copies of the audited consolidated statements of BCI of (1) Assets and Liabilities, (2) Income Statement and (3) Cash Flows (the "Statements"), in each case for the fiscal year ended December 31, 2001 and the unaudited Statements for the nine-months ended September 30, 2002 (collectively, the "Financial Statements"). Also attached as Schedule 3.9(a)(i) is a correct and complete copy of the unaudited consolidated balance sheet and profit and loss statement of BCI and the Sellers for each of October 2002, November 2002, December 2002 and January 2003 (collectively, the "Monthly Statements"). The Financial Statements and the Monthly Statements include information with respect to and reflect the financial condition and results of operation of the Retained Business which are not being transferred hereby, and as to which Sellers makes no representation or warranty of any kind. The Financial Statements and Monthly Statements were prepared in conformity with Generally Accepted Accounting Principles, except as set forth on

Schedule 3.9(a)(ii) and subject, in the case of the unaudited Statements for the nine-months ended September 30, 2002 and the Monthly Statements, to year-end adjustments consistent with past practice.

                           (b)      Except as set forth therein or on Schedule
3.9(b) with respect to the Business, the Financial Statements and Monthly Statements present fairly the consolidated financial condition and results of operations of BCI and its subsidiaries as of and for the periods then ended.

                           (c)      Schedule 3.9(c) is an accurate and complete
aging schedule of all Receivables as of November 30, 2002. Except as set forth on Schedule 3.9 (c), (i) each Receivable represents a sale made in the ordinary course of business which arose pursuant to an enforceable written Contract for a bona fide sale of goods or for services performed, and (ii) the applicable Seller has performed all of its obligations to produce the goods or perform the services to which such Receivable relates.

                           (d)      Except as set forth in the balance sheets
included in the Financial Statements or the balance sheets in the Monthly Statements or on Schedule 3.9(d), there are no liabilities, debts, claims or obligations, whether accrued, absolute, contingent or otherwise, whether due or to become due that are required to be included in such Financial Statements in accordance with Generally Accepted Accounting Principles or which are contemplated by this Agreement to constitute Assumed Liabilities.

                           (e)      Since December 31, 2002, Sellers have
conducted and operated the Business in the ordinary course consistent with past practice, and except as set forth in Schedule 3.9(e):

                                    (i)      there has been no material
         destruction, damage or other loss to any material Purchased Assets;

                                    (ii)     other than in the ordinary course
         of business, there has been no sale, lease, or other disposition of any Acquired Asset, except for any such transaction less than $100,000 individually in value or $250,000 in value in the aggregate for all such transactions;

                                    (iii)    Except in compliance with Section
         5.15, other than in the ordinary course of business consistent with past practice, there has been no purchase, lease or other acquisition of any properties or assets related to the Business or other capital expenditures related to the Business or with respect to the Acquired Assets other than any such transaction less than $100,000 individually in value or $250,000 in the aggregate for all such transactions;

                                    (iv)     no Seller has entered into or
         authorized any material Contract related to the Business or any material amendment or modification to any such Contract, other than in the ordinary course of business and consistent with past practice; and, to Sellers' Knowledge, no parties to such Contracts (including any Seller) having the right to do so have accelerated, terminated, made modifications to or cancelled any such Contract.

                                    (v)      no Seller has suffered or permitted
         the imposition of any material Encumbrance (other than Permitted Encumbrances) upon any Acquired Asset;

                                    (vi)     no Seller has granted any license
         or sublicense of any rights under or with respect to any IP or IPR related to the Business other than in the ordinary course of business and consistent with past practice;

                                    (vii)    no Seller has made any loan or
         advance, individually in excess of $10,000 or in the aggregate in excess of $25,000, or capital contribution to, or investment in, any other Person;

                                    (viii)   no Seller has entered into any
         transaction or arrangement of any kind with any director, officer or employee of any Seller or any Affiliate of any Seller (other than another Seller), except as set forth in Schedule 3.8 in response to
         Section 3.8(a);

                                    (ix)     no Seller has granted any increase
         in the base compensation of any of the Business Employees other than in the ordinary course of business consistent with past practice;

                                    (x)      no Seller has made any other
         material change to the employment terms for any of the Business Employees terminated the employment of any material Business Employee of any Seller or established or materially modified any Benefit Plan other than as required by applicable Law or entered into an Employment Agreement;

                                    (xi)     no change has occurred (or
         circumstance involving a prospective change) which is reasonably likely to have a Material Adverse Effect;

                                    (xii)    no Seller has waived, released or
         canceled any claims against third parties or debts owing to it or any rights which have a value in excess of $200,000 individually or $1,000,000 in the aggregate;

                                    (xiii)   no Seller has made any changes in
         its accounting systems, policies, principles or practices, other than any changes required by applicable accounting standards or the Securities and Exchange Commission rules and regulations;

                                    (xiv)    no Seller has made any borrowing,
         incurred any debt (other than ordinary course borrowings under the Credit Agreement and trade payables in the ordinary course of business and consistent with past practice) or assumed, guaranteed, endorsed (except for the negotiation or collection of negotiable instruments in transactions in the ordinary course of business and consistent with past practice and the guarantee of lease obligations by Broadwing Communications Real Estate Services LLC) or otherwise become liable (whether directly, contingently or otherwise) for the

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

         obligations of any other Person, or made any payment or repayment in respect of any indebtedness (other than ordinary course borrowings under the Credit Agreement and accrued expenses in the ordinary course of business and consistent with past practice), in each case, in excess of $50,000 individually or $200,000 in the aggregate;

                                    (xv)     no Seller has paid any amount,
         performed any obligation or agreed to pay any amount or perform any obligation, in settlement or compromise of any Action or other claims of liability against any Seller, or any of its directors, officers, employees or agents, in each case, in excess of $200,000 individually or $500,000 in the aggregate; or

                                    (xvi)    no Seller has contractually
         committed or agreed to any of the foregoing in the future.

                  3.10     INTELLECTUAL PROPERTY

                           (a)      Sellers own or possess the right to use all
of the Seller IP and Seller IPR. Sellers have the right to convey by sale or by license any such Seller IP and Seller IPR that is so conveyed.

                           (b)      Sellers have not granted any license to any
Person to use any of the Seller IP or Seller IPR other than in the ordinary course of business. Except as set forth on Schedule 3.10, (i) no Action is pending or, to Sellers' Knowledge, threatened, against Sellers or any of their Affiliates where any of the Seller IP or Seller IPR is the basis for the Action;
(ii) no Seller has received written notice that a Person has claimed and, to Sellers' Knowledge no Person has alleged, any rights to the Seller IP or Seller IPR; (iii) to Sellers' Knowledge, the conduct by Sellers of the Business, any process, method, part, design, material or other Seller IP or Seller IPR it employs, and the marketing and use by Sellers of such Business and Seller IP or Seller IPR, in each case, does not infringe any IP or IPR of any other Person;
(iv) Sellers are not obligated to pay any recurring royalties to any Person with respect to the use of any Seller IP or Seller IPR; and (v) to Sellers' Knowledge, no other Person has interfered with, infringed upon, or misappropriated, any Seller IP or Seller IPR.

                           (c)      Upon the applicable Staged Closing Date,
Sellers will, subject to any third party rights therein, deliver to Buyers complete and correct copies of the source code, object code and user and technical documentation for all computer software included in the Seller IP and Seller IPR.

                  3.11     REAL PROPERTY

                           (a)      Schedule 3.11(a)(i), sets forth a true,
accurate and complete list of all of the parcels of land owned by any Seller and used by such Seller in the conduct of the Business by street address, block and lot or other appropriate description (the "Owned Real Property"). Schedule 3.11(a)(ii) sets forth (i) a true, accurate and complete list of all of the leases of real property to which any Seller is a party and which provide for the lease to or by any Seller of any real property and used by such Seller in the conduct of the Business (all such real property leased to any Seller, collectively, the "Leased Real Property") and (ii) the street addresses and current use of all of the Leased Real Property. Except as otherwise disclosed on Schedule 3.11(a)(i), Sellers hold fee simple title to the Owned Real Property, subject only to the Permitted Encumbrances. Except as otherwise disclosed on Schedule 3.11(a)(ii), Sellers have a valid leasehold interests in the Leased Real Property leased to or by Sellers pursuant to the leases described on Schedule 3.11(a)(ii) (the "Real Property Leases"), subject only to the Permitted Encumbrances. Except as otherwise disclosed on Schedule 3.9(a)(iii), Sellers hold good title to those licenses or Easements appurtenant to the Leased Real Property or Owned Real Property necessary to conduct the Business in all material respects as it is currently being conducted (the Easements and the Leased Real Property and the Owned Real Property, collectively the "Real Property"), subject only to Permitted Encumbrances.

                           (b)      All of the Real Property Leases necessary to
conduct the Business in all material respects as it is currently conducted are in full force and effect, and are valid and enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally, by equitable limitations on the availability of specific remedies and by principles of equity.

                           (c)      No Seller has received any notice of any,
and, to Seller's Knowledge, there exists no, dispute, claim, event of default or event which constitutes or would constitute (with notice or lapse of time or both) a default under any Real Property Lease or Easement, except in each case that would not result in, or would not reasonably be expected to result in, individually or in the aggregate, a liability or other obligation with respect to the Business in an amount in excess of $100,000. All rent due and payable with respect to the Real Property Leases have been paid through the date of this Agreement and all rent due and payable with respect to the Real Property Leases on or prior to the Staged Closing Dates will have been paid on or prior to the Staged Closing Dates or the parties will otherwise reimburse the others so that they have effectively prorated the rent.

                  3.12     TAXES

                           (a)      None of the Purchased Assets is "tax exempt
use property" within the meaning of Section 168(h) of the Code; (b) no liens for material Taxes have been filed and no material claims for Taxes have been asserted in writing, with respect to the Acquired Assets, the Assumed Liabilities or the Business, except for taxes that are being contested in good faith by Sellers and their Affiliates; (c) Sellers have paid all material Taxes required to be paid by it with respect to the Business, the Acquired Assets and the Assumed Liabilities that could become liens against the Business or the Acquired Assets or could otherwise affect the Buyer; and (d) all Taxes which are required by Law or Order to be withheld or collected with respect to the Business, including sales and use taxes, and amounts required to be withheld for Taxes of employees, have been duly withheld or collected and, to the extent required, have been paid over to the proper Governmental Bodies or are held in separate bank accounts for such purpose.

                  3.13     BROKERS

         No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission from Buyers in

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

connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any Seller or any of their respective Affiliates.

                  3.14     ENVIRONMENTAL MATTERS.

         Except as set forth on Schedule 3.14 or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

                           (a)      Each Seller is complying in all [material]
respects with all applicable Environmental Laws and Orders, which compliance includes the possession and maintenance of all Environmental Permits that are necessary for the operation of the Business.

                           (b)      No Seller is a party to any Action nor, to
Sellers' Knowledge, is any Action threatened, against any Seller with respect to the Business that relates to any Environmental Laws or Orders or any Hazardous Substance.

                           (c)      There are no Environmental Liabilities of
any Seller with respect to the Business, and, to Sellers' Knowledge, there are no facts, conditions, situations or set of circumstances that could reasonably be expected to result in or be the basis of any such Environmental Liability.

                           (d)      This Section 3.14 contains the sole and
exclusive representations and warranties of the Sellers with respect to any environmental matters.

                  3.15     NETWORK

         The Network (i) is operational, (ii) has a minimum of 12 fibers in each segment cross-section, with an average of 28 fibers or more, and (iii) covers approximately 18,700 route miles of fiber-optic transmission facilities across the contiguous United States, as set forth on Schedule 1.1(e), including approximately 7,700 route miles built and owned by Sellers (the "Owned Portion") and approximately 11,000 miles acquired through IRUs (the "IRU Portion").

                  3.16     OVERALL MATERIAL ADVERSE EFFECT

         The preceding representations and warranties of Sellers in this Article 3 (with the deletion of any and all references to materiality or Material Adverse Effect or any other materiality qualifiers as set forth therein) do not result in any breach or inaccuracy in any and all such representations and warranties, where such breach and/or inaccuracy would individually or in the aggregate have, or be reasonably likely to have, a Material Adverse Effect on the Business or the Buyers (taken as a whole).

                  3.17     NO OTHER REPRESENTATIONS

         EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE 3 OR IN THE COLLATERAL AGREEMENTS (TO THE EXTENT THAT THE SELLERS ARE PARTY THERETO), SELLERS MAKE NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WRITTEN OR ORAL, AND HEREBY TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW DISCLAIMS ANY SUCH

REPRESENTATION OR WARRANTY (INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE), WHETHER BY SELLERS, THEIR AFFILIATES OR ANY OF THEIR OFFICERS, DIRECTORS, PARTNERS, MEMBERS, PRINCIPALS, EMPLOYEES, AGENTS, MEMBERS OR REPRESENTATIVES OR ANY OTHER PERSON, WITH RESPECT TO THE ACQUIRED ASSETS, ASSUMED LIABILITIES AND THE BUSINESS OR THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         4.       REPRESENTATIONS AND WARRANTIES OF BUYERS

         Buyers represent and warrant to Sellers that:

                  4.1      ORGANIZATION AND QUALIFICATION

         Each Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and each Buyer has all requisite limited liability company power and authority to carry on its business as currently conducted and to own or lease and operate its properties.

                  4.2      AUTHORIZATION; BINDING EFFECT

                           (a)      Each Buyer has all requisite limited
liability company power and authority to execute and deliver this Agreement and the Collateral Agreements and to effect the transactions contemplated hereby and thereby and has duly authorized the execution, delivery and performance of this Agreement and the Collateral Agreements by all requisite limited liability company action.

                           (b)      This Agreement has been duly executed and
delivered by each Buyer and this Agreement is, and each of the Collateral Agreements when duly executed and delivered by each Buyer will be, valid and legally binding obligations of such Buyer enforceable against it in accordance with its terms, except as such agreements may be subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws and equitable principles relating to or affecting or qualifying the rights of creditors generally and general principles of equity.

                  4.3      NO VIOLATIONS

                           (a)      The execution, delivery and performance of
this Agreement and the Collateral Agreements by Buyers and the consummation of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a breach or violation of any provision of the limited liability company agreement of any Buyer; (ii) violate or result in a breach of or constitute an occurrence of default under any provision of, result in the acceleration or cancellation of any obligation under, or give rise to a right by any party to terminate or amend its obligations under, any mortgage, deed of trust, conveyance to secure debt, note, loan, indenture, lien, lease, contract, agreement, instrument, order, judgment, decree or other arrangement or commitment to which any Buyer is a party or by which it or its assets or properties are bound, or result in the creation of any Encumbrance (other than a Permitted Encumbrance) upon any of its assets or properties, which violation, breach, default or Encumbrance would individually or in the aggregate be have a Material Adverse Effect with respect to Buyers (taken as a whole); or (iii) violate any Law or Order of any Governmental Body having jurisdiction over Buyers or any of their properties, which violation would individually or in the aggregate be material to Buyers or materially impair, delay or prevent the consummation by Buyers of the transactions contemplated hereby.

                           (b)      Except as set forth on Schedule 4.3(b), no
Consent of, registration, declaration or filing with, any Person (including any Governmental Body) is required to be obtained by Buyers in connection with the execution and delivery by Buyers of this Agreement and the Collateral Agreements to which Buyers will be a party or the consummation by Buyers of the transactions contemplated hereby or thereby that has not been obtained, other than any filings required to be made under the HSR Act (such scheduled Consents registrations, declarations and filings being referred to herein collectively as the "Buyers' Consents"), and other such consents the failure to obtain which would not materially impair, delay or prevent the consummation of the transactions contemplated hereby.

                  4.4      LITIGATION

                           (a)      Except as set forth on Schedule 4.4(a) and
except as would not materially impair, delay or prevent the consummation by any of the Buyers of the transactions contemplated hereby, Buyers are in material compliance with all Laws and Orders applicable to Buyers.

                           (b)      Except for individual Actions having an
amount in controversy, and which could not reasonably result in a Loss of, greater than $100,000, and except as set forth on Schedule 4.4(b), there are no Actions pending (to Buyers' Knowledge with respect to investigations by Governmental Bodies) or, to Buyers' Knowledge, threatened, against or affecting Buyers or any of their officers, directors, employees, agents or stockholders in their capacity as such, and to Buyers' Knowledge, there are no facts or circumstances which may give rise to any of the foregoing.

                           (c)      There are no Actions pending (to Buyers'
Knowledge with respect to investigations by Governmental Bodies) or, to Buyers' Knowledge, threatened by or against Buyers with respect to this Agreement or any of the Collateral Agreements, or in connection with the transactions contemplated hereby or thereby, and Buyers have no reason to believe there is a valid basis for any such Action.

                  4.5      NO ADDITIONAL REPRESENTATIONS OR WARRANTIES

         Buyers acknowledge that no Seller nor any of their respective Affiliates or any other Person acting on behalf of any Seller (a) has made any representation or warranty, express or implied, including any implied representation or warranty as to the condition, merchantability, suitability or fitness for a particular purpose of any of the Acquired Assets, or (b) has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding Sellers, the Business or the Acquired Assets, in each case except as expressly set forth in this Agreement or any Collateral Agreement or as and to the extent required by this Agreement or any Collateral Agreement to be disclosed on the Schedules hereto or thereto. Buyer further agrees that no Seller nor any of their respective Affiliates or any other Person acting on behalf of any Seller will have or be subject to any liability, except as specifically set forth in this Agreement, to Buyers resulting from the distribution to Buyers, for Buyers' use, of any such information, and any information, document or material made available to Buyers in certain "data rooms," management presentations or any other form in expectation of the transactions contemplated by this Agreement.

                  4.6      BROKERS

         No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission from Sellers in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of Buyers or an Affiliate of Buyers.

                  4.7      FINANCING

         Buyers have as of the date hereof, and will have as of the First Stage Closing Date, sufficient cash, available lines of credit or other sources of immediately available funds to enable it to pay the Purchase Price.

                  4.8      OVERALL MATERIAL ADVERSE EFFECT

         The preceding representations and warranties of Buyers in this Article 4 (with the deletion of any and all references to materiality or Material Adverse Effect or any other materiality qualifiers as set forth therein) do not result in any breach or inaccuracy in any and all such representations and warranties, where such breach and/or inaccuracy would individually or in the aggregate have, or be reasonably likely to have, a Material Adverse Effect on Sellers (taken as a whole).

                  4.9      NO OTHER REPRESENTATIONS

         EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE 4 OR IN THE COLLATERAL AGREEMENTS (TO THE EXTENT THAT BUYERS ARE PARTY THERETO), BUYERS MAKE NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WRITTEN OR ORAL, AND HEREBY TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW DISCLAIM ANY SUCH REPRESENTATION OR WARRANTY (INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE), WHETHER BY BUYERS, THEIR AFFILIATES OR ANY OF THEIR OFFICERS, DIRECTORS, PARTNERS, MEMBERS, PRINCIPALS, EMPLOYEES, AGENTS, MEMBERS OR REPRESENTATIVES OR ANY OTHER PERSON, WITH RESPECT TO THE ACQUIRED ASSETS, ASSUMED LIABILITIES AND THE BUSINESS OR THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         5.       CERTAIN COVENANTS

                  5.1      ACCESS TO INFORMATION

                           (a)      Subject to any restrictions under applicable
Law, Sellers will (i) give to the Buyers and their officers, employees, accountants, counsel and other representatives reasonable access, including for inspection and copying, during normal business hours throughout the period prior to the Staged Closing Dates, to the properties, personnel, books, contracts, commitments, reports of examination and records reasonably requested by Buyers,
(ii) furnish or shall cause to be furnished any and all financial, technical and operating data and other information pertaining to the Business and the Acquired Assets as Buyers may reasonably request, and (iii) provide or cause to be provided such copies or extracts of documents and records related to its business as Buyers may reasonably request; provided, that no Seller shall be obligated to disclose or provide hereunder information other than related to the Business.

                           (b)      For a period of six (6) years after the
First Stage Closing Date, upon reasonable prior written notice, Buyers and Sellers shall furnish or cause to be furnished to each other and their employees, agents, auditors and representatives access, during normal business hours, to such information, books and records relating to the Business as is reasonably necessary for financial reporting and accounting matters, for reports or filings with any Governmental Bodies, for the preparation and filing of Tax Returns, reports or forms for the defense of any Tax claims, assessments, audits or disputes, or for the prosecution or defense of any Action, provided that with respect to any Tax Returns or other records relating to Tax matters or any other Action, either party shall have reasonable access to such information until the applicable statute of limitations, if any, shall have expired. Except as otherwise agreed in writing, each party shall reimburse the other for reasonable out-of-pocket costs and expenses incurred in assisting the other pursuant to this Section 5.1(b). Each party shall have the right to copy any of such records at its own expense. Neither party shall be required by this Section 5.1(b) to take any action that would unreasonably interfere with the conduct of its business or unreasonably disrupt its normal operations.

                           (c)      Sellers and Buyers agree to preserve all
Business Records in their possession for at least six (6) years after the First Stage Closing Date; provided that each party will preserve all such records relating to Tax matters until expiration of the applicable statute of limitations. After such six (6) years period or expiration of the applicable statute of limitations and at least six (6) days prior to the planned destruction of any Business Records or Tax-related records, but in any event no longer than the later of six (6) years after the Second Staged Closing Date or the expiration of the applicable statue of limitations, the party planning to destroy such Business Records or Tax-related records shall notify in writing and shall make available to the other, upon its reasonable request, such Business Records or Tax-related records.

                  5.2      CONDUCT OF BUSINESS

         From and after the date of this Agreement and until the First Stage Closing Date, except as set forth on Schedule 5.2 or as otherwise contemplated by this Agreement or the Schedules and Exhibits hereto or as Buyers shall otherwise consent to in writing, in each case to the extent related to the Business, Sellers:

                           (a)      will incur and pay costs and otherwise
operate the Business only in the ordinary course and in a manner consistent with past practice, and shall use their commercially reasonable efforts to (i) preserve intact the present business organization and the Business Employees,
(ii) preserve the goodwill and advantageous relationships of the Business with customers, suppliers, independent contractors and other Persons material to the operation of the Business, (iii) prevent any event that could have a Material Adverse Effect and (iv) not permit any action or omission that would cause any of the representations or warranties of Sellers contained herein to become inaccurate or any of the covenants of Sellers to be breached, in either case in any material respect.

                           (b)      without limiting the generality of clause
(a), until the First Stage Closing Date, except as set forth on Schedule 5.2 or with the prior written consent of Buyers, Sellers will not:

                                    (i)      do any act or omit to do any act,
         or permit any act or omission to act, which would cause a material breach of any of the Purchased Contracts, Purchased Permits and Transferred Communications Licenses or any liabilities or obligations contemplated by this Agreement or any of the Collateral Agreements to be an Assumed Liability, the breach of which is reasonably likely to have a Material Adverse Effect;

                                    (ii)     sell, transfer, convey, assign or
         otherwise dispose of any of the Acquired Assets with a fair market value in excess of $100,000 (without purchasing a replacement of the same or better quality and condition) other than for goods or inventory, including parts or supplies, sold or otherwise disposed of in the ordinary course of business and consistent with past practice;

                                    (iii)    except for capital improvements,
         purchases and expenditures permitted by clause (iv), purchase, lease or other acquisition of any Acquired Assets, except for any such transaction less than $50,000 individually in value or $250,000 in the aggregate in value, except for circuits and services acquired in the ordinary course of business and consistent with past practice for the purpose of supporting ongoing sales activities;

                                    (iv)     authorize or make any capital
         improvements or purchases or other capital expenditures that individually or in the aggregate are in excess of those contemplated by
         Section 5.15(c);

                                    (v)      other than in the ordinary course
         of business and consistent with past practice, waive, release or cancel any claims against third parties or debts owing to it, or any rights which have a value of $200,000 individually or $500,000 in the aggregate, other than any claims against or debts owing from Affiliates;

                                    (vi)     (A) make any borrowing, incur any
         debt (other than ordinary course borrowings under the Credit Agreement or from Sellers' Parent, and trade payables in the ordinary course of business and consistent with past practice); (B) assume, guarantee, endorse (except for the negotiation or collection of negotiable instruments in the ordinary course of business and consistent with past practice and the guarantee of lease obligations of Broadwing Communications Real Estate Services LLC where any such guarantee is not an Assumed Liability) or otherwise become liable (whether directly, contingently or otherwise) for the obligations of any other Person; or
         (C) make any payment or repayment in respect of any indebtedness (other than (i) trade payables and accrued expenses in the ordinary course of business and consistent with past practice or (ii) except as provided for in the Credit Agreement, repayments or prepayments of Debt (as defined in the Credit Agreement) owed to Sellers' Parent or any of its Subsidiaries (as defined in the Credit Agreement)); in each case in excess of $25,000 individually or $100,000 in the aggregate;

                                    (vii)    grant or permit the creation of any
         Encumbrance over any of the Acquired Assets, other than Permitted Encumbrances (except for items (iv) and (v) included in the definition of Permitted Encumbrances with respect to any Acquired Assets owned by any Seller on the date hereof). Until such time as the Required Lenders under the Credit Agreement shall have consented to the first sentence of this clause (vii) (or otherwise amended or waived the provisions of Section 5.02(l) of the Credit Agreement) or the Credit Agreement shall be terminated, this clause (vii) shall be subject to (x) the restrictions on, and (y) the exceptions to the restrictions on, the creation of Encumbrances set forth in Section 5.02(l) of the Credit Agreement

                                    (viii)   make any loan, advance or capital
         contribution (other than to any of the other Sellers) to, or investment in, any other Person in excess of $10,000 individually or $25,000 in the aggregate;

                                    (ix)     enter into, adopt, amend or
         terminate any bonus, profit sharing, compensation, termination, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer, consultant (except with respect to termination of any consultants) or employee, or increase in any manner the compensation or fringe benefits of any director, officer, consultant or employee or pay any benefit not required by any existing plan and arrangement or enter into any Contract to do any of the foregoing, which, in each case, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect;

                                    (x)      (A) terminate the employment of any
         Key Employee without cause; or (B) terminate the employment of any other Business Employees without cause (which termination contemplated by this clause (B), individually, or in the aggregate, is reasonably likely to have a Material Adverse Effect);

                                    (xi)     pay any amount, perform any
         obligation or agree to pay any amount or perform any obligation, in settlement or compromise of any suits or claims of liability against any Seller or any of its directors, officers, employees or agents which would be an Assumed Liability or, in each case in excess of $200,000 individually or $1,000,000 in the aggregate;

                                    (xii)    other than in the normal course of
         business and consistent with past practice, terminate, rescind, modify, amend or otherwise alter or change any of the material terms or provisions of any of the Purchased Contracts, Purchased Permits or Transferred Communications Licenses, or reduce, discount, waive or forego any material payment or right thereunder, or agree to any compromise or settlement with respect thereto, in each case in excess of $100,000 individually or $500,000 in the aggregate;

                                    (xiii)   enter into any Employment Agreement
         or other Contract of any kind with any director, officer or employee of any Seller or any of the respective Affiliates of such individuals, or with any Affiliate of any Seller, which, in each case, is related to the Business or would be an Assumed Liability;

                                    (xiv)    enter into any Contract pursuant to
         which any Seller grants or is granted any license or sublicense or other right to use any of the Acquired Assets;

                                    (xv)     other than in the ordinary course
         of business and consistent with past practice, incur any obligation or enter into, amend or modify any Contract or arrangement, which is related to the Business or would be an Assumed Liability, that either
         (i) requires a payment by any party in excess of, or a series of payments which in the aggregate exceed, $500,000 or provides for the delivery of goods or performance of services, or any combination thereof, having a value in excess of $500,000 and (ii) has a term, or requires the performance of any obligations by Seller over a period, in excess of one (1) year;

                                    (xvi)    enter into any material Contract
         with a sales representative, sales agency, advertising agency or other Person engaged in sales, distributing or promotional activities, or any material Contract to act as one of the foregoing on behalf of any Person;

                                    (xvii)   enter into any Contract with
         respect to any material modification or termination of any Real Property Lease; or

                                    (xviii)  enter into any Contract to do any
         of the foregoing.

                           (c)      without limiting the generality of clause
(a), until the First Stage Closing Date, except as set forth on Schedule 5.2, each Seller shall use their commercially reasonable efforts to:

                                    (i)      maintain all Communications
Licenses and Permits that are required for and material to the conduct of the Business as currently conducted and for the holding of the Acquired Assets.

                                    (ii)     maintain their books, accounts and
records in the usual, regular and ordinary manner, and on a basis consistent with the Financial Statements and past practices, and

                                    (iii)    duly comply in all material
respects with all Laws and Orders applicable to Sellers or as may be required for the valid and effective transfer and assignment of the Acquired Assets.

                           (d)      Sellers shall continue to carry their
existing "occurrence" liability insurance applicable to periods up to the Second Staged Closing Date and shall not allow any breach, default, termination or cancellation of such insurance policies or agreements to occur or exist.

Any Contract or other obligation which is related to the Business and would be an Assumed Liability which requires the prior written consent of Buyers pursuant to Section 5.2(b) and which is entered into or incurred with the prior written consent of Buyers shall be included in the Acquired Assets and shall constitute an Assumed Liability, and the Schedules to this Agreement shall be deemed to have been updated to include any such Contract or obligation. Any Contract or other obligation entered into or incurred in violation of Section 5.2(b) shall not be included in the Acquired Assets, shall constitute an Excluded Liability, and shall not be included on any of the Schedules to this Agreement.

                  5.3      TAXES

                           (a)      Sellers and Buyers acknowledge and agree
that (i) Sellers will be responsible for and will perform all applicable Tax withholding, payment and reporting duties with respect to any wages and other compensation and benefits paid or provided by Sellers to any Business Employee for a taxable period or portion thereof ending on or prior to the First Stage Closing Date, and (ii) Buyers will be responsible for and will perform all Tax withholding, payment and reporting duties with respect to any wages and other compensation and benefits paid or provided by Buyers or any of their Affiliates to any Transferred Employee after the First Staged Closing Date.

                           (b)      Buyers and Sellers shall use commercially
reasonable efforts to agree upon an allocation of the Purchase Price (and the amount of Assumed Liabilities that are liabilities for Federal income tax purposes) among the Acquired Assets (the "Allocation"), consistent with the principles to be mutually agreed between Sellers and Buyers and set forth in
Schedule 5.3(b) on or prior to the first Stage Closing Date and Section 1060 of the Code and the Treasury Regulations thereunder, within a reasonable amount of time following the Staged Closing Dates. Buyers shall provide a proposed Allocation to Sellers within sixty (60) days following the Staged Closing Dates. Sellers shall propose any changes to the Allocation within thirty (30) days thereafter, together with a reasonably detailed explanation of the reasons therefor. Buyers and Sellers will negotiate in good faith to resolve any disputed items. If Buyers and Sellers are unable to agree on the Allocation within thirty (30) days following delivery of Sellers' proposed changes, then Buyers and Sellers shall be permitted to use their respective Allocations.

                           (c)      If Buyers and Sellers are able to agree to
an Allocation, (i) each Seller and Buyer shall timely file IRS Form 8594 and all other Federal, state, local and foreign Tax Returns in accordance with the Allocation, as adjusted pursuant to Section 5.3(b) and (ii) neither Sellers nor Buyers nor any of their respective Affiliates or representatives shall take any position on any Tax Return that is inconsistent with the Allocation. Sellers and Buyers agree to promptly provide the other party with any additional information as so adjusted required to complete Form 8594.

                           (d)      Buyers and Sellers shall cooperate fully
with respect to all Tax matters and shall keep each other promptly apprised of any Tax audit or other controversy that may affect the other or reasonably could be expected to result in an indemnification obligation hereunder.

                           (e)      Each of Buyers and Sellers shall pay fifty
percent (50%) of all sales, transfer, value added (to the extent not creditable) or similar Taxes and all recording and filing fees and other similar costs that may be imposed, assessed or payable by reason of the sales, transfers, leases, rentals, licenses, assignments and assumption of liabilities, if any, required for performance under this Agreement and the Collateral Agreements. Buyers and Sellers shall cooperate in timely making and filing all filings, Tax Returns, reports and forms as may be required with respect to any Taxes described in the preceding sentence. Buyers and Sellers shall use commercially reasonable efforts to avail themselves of any available exemptions or other opportunities to reduce or eliminate any such Taxes or fees. Notwithstanding any other provision hereof, Sellers shall be responsible for income and capital gains Taxes or franchise or other Taxes based on overall gross or net income of Sellers from the sale of the Acquired Assets ("Income Taxes").

                           (f)      Liability of Sellers for real, personal and
intangible property Taxes for the 2003 tax year including the Staged Closing Dates shall be equal to the amount of such property Taxes for the entire period multiplied by a fraction, the numerator of which is the number of days in such period that precede the First Stage Closing Date and the denominator of which is the number of days in the entire period. Liability for the remainder of such Taxes shall be borne by Buyers. Sellers shall pay all such amounts to the taxing authority when due and shall provide to Buyers proof of such payment and a schedule setting out in reasonable detail the amount of Buyers' liability. Buyers shall promptly pay to Sellers the amount of their liability as determined in this Section 5.3(f) within five (5) days of Sellers' payment and notice thereof. Sellers and Buyers shall cooperate with respect to any protest or audit proceedings, and shall share the costs of such proceedings in proportion to the fraction determined in the first sentence of this Section 5.3(f). Neither Sellers nor Buyers shall settle any such proceeding without the prior written consent of the other party, which consent shall not be unreasonably withheld.

                           (g)      Sellers shall deliver to Buyers at the First
Stage Closing Date a certification of non-foreign status as described in Section 1.1445-2(b)(2) of the Treasury Regulations.

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

                  5.4      EMPLOYEES AND EMPLOYEE BENEFITS

                           (a)      Sellers shall provide Buyers with an update
to Schedule 3.7(a) immediately prior to the First Stage Closing Date. Unless otherwise agreed in writing prior to the First Stage Closing Date, Buyers shall make offers of employment to all of the Business Employees of Sellers as of the First Stage Closing Date, provided that Sellers shall comply with the covenant set forth in Section 5.15(b). Business Employees who accept such offer of employment, as of the effective date of their employment with Buyers or one of its Affiliates (the "Transfer Date"), shall be referred to as "Transferred Employees." All liabilities, costs and Actions related to Business Employees who do not accept such offers of employment shall be Excluded Liabilities hereunder. Each offer of employment shall provide for a base salary no less than their base salary as an employee of Sellers as of the First Stage Closing Date and health, welfare, retirement and severance benefits as shall be applicable to comparable Buyers' employees generally; provided, however, that any Transferred Employee who is a Key Employee shall receive base salary and health, welfare, retirement and severance benefits (other than any defined benefit plans) that are, taken as a whole, substantially equivalent to that currently enjoyed by such Transferred Employee as an employee of Sellers.

                           (b)      To the extent permitted by law, Buyers'
benefit plans and policies, including vacation, floating holidays, retirement, severance and welfare plans, shall recognize, for purposes of determining eligibility to participate all service with Sellers that was recognized by Sellers for a similar purpose under a corresponding Benefit Plan. Nothing in this paragraph (b) shall require the Buyers to provide duplicate benefits to any Transferred Employee.

                           (c)      Except as specifically provided in this
Section 5.4: (i) no Buyer or any of its Affiliates shall adopt, become a sponsoring employer of, or have any obligations under or with respect to the Benefit Plans, and Sellers shall be responsible for any and all liabilities which have arisen or may arise under or in connection with any Benefit Plan; and
(ii) Sellers shall be responsible for any and all liabilities relating to or arising out of the employment of any Business Employee by Sellers before the First Stage Closing Date.

                           (d)      Buyers shall be responsible for all
liabilities, costs and Actions to the extent arising out of, or resulting from, facts, events and circumstances occurring, or which accrue, after the First Stage Closing Date (other than due to any failure to comply or breach of any Sellers or any of their Affiliates, whether before, on or after the First Stage Closing Date) related to (i) the Transferred Employees, and (ii) the Business Employees with respect to whom Buyers have not extended an offer as required under Section 5.4(a) and whose employment with Sellers terminates within two (2) months after the First Stage Closing Date (other than due to any failure or breach of any Sellers or any of its Affiliates, whether before, on or after the First Stage Closing Date). Sellers shall provide within three (3) months after the First Stage Closing Date written reconciliation of any amount owed with respect to such Transferred Employees and Business Employees, from and after the First Stage Closing Date, including without limitation: (A) claims for the type of benefits described in Section 3(1) of ERISA (whether or not covered by ERISA but in no event to include such claims with respect to Business Employees to whom offers have not been extended, in accordance with the terms hereof, who are on long term disability) and for workers compensation, in each case that are incurred by or with respect to any Transferred Employee on or after his or her Transfer Date, and (B) claims relating to severance, redundancy and similar pay, salary continuation, and similar obligations (collectively, "Severance Pay") relating to the termination or alleged termination of employment of any Business Employee described in clause (ii) of this Section 5.4(d) with Sellers, whether arising under a Benefit Plan, an Employment Agreement or other agreement, in each case only with respect to those which have been disclosed to Buyers on Schedule 3.7(b), with an individual Business Employee, or applicable Law. Buyers shall indemnify and hold harmless Sellers from: (i) all COBRA Coverage and related Losses attributable to "qualifying events" with respect to any Business Employees described in clause
(ii) of this Section 5.4(d) and his or her beneficiaries and dependents that occur on or after the First Stage Closing Date (other than due to any failure to comply or breach of any of the Sellers or any of their Affiliates, whether before, on or after the First Stage Closing) and (ii) all liabilities, costs, claims and Actions arising under the Worker Adjustment and Retraining Notification Act ("WARN") with respect to any Business Employees described in clause (ii) of this Section 5.4(d) because of the failure of Buyers or their Affiliates to extend offers of employment to Business Employees as required by
Section 5.4(a) (other than due to any failure to comply or breach of any of the Sellers or any of their Affiliates, whether before, on or after the First Stage Closing).

                           (e)      Buyers shall provide Sellers with
information concerning the employment status of Transferred Employees, including any date of termination from Buyers and its Affiliates, so as to enable Sellers to administer its Benefit Plans with respect to such Transferred Employees. Such information shall be provided from time to time in such form (including any electronic media) as reasonably requested by Sellers.

                           (f)      Buyers shall credit each Transferred
Employee with vacation accrued but not used through his or her Transfer Date.

                  5.5      REGULATORY COMPLIANCE

                           (a)      Sellers and Buyers shall use their
reasonable best efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, including to: (i) obtain from Governmental Bodies any consents, licenses, permits, waivers, approvals, authorizations or orders required to (A) be obtained or made by Sellers or Buyers or any of their Affiliates to consummate the transactions contemplated by this Agreement or (B) avoid any action or proceeding by any Governmental Body (including those in connection with the HSR Act and antitrust and competition Laws of any other applicable jurisdiction) in connection with the authorization, execution and delivery of this Agreement and to permit the consummation of the transactions contemplated hereby to occur as soon as reasonably possible, and (ii) promptly make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement required under (A) the HSR Act and antitrust and competition Laws of any other applicable jurisdiction, in each case, to the extent required by applicable Law,
(B) the Communications Act or (C) any other applicable Law. Sellers and Buyers shall cooperate with each other in connection with the making of all filings referenced in the preceding sentence. Sellers and Buyers shall bear its own costs and expenses in connection with its performance under this Section 5.5, except the filing fees in connection with any required filings or submissions under the HSR Act shall be apportioned fifty percent (50%) to Sellers and fifty percent (50%) to Buyers.

                           (b)      Without limiting the foregoing, Buyers and
Sellers shall:

                                    (i)      promptly provide to the Federal
         Trade Commission or Department of Justice, as the case may be, such information as may reasonably and legally be requested by the Federal Trade Commission or Department of Justice, as the case may be, and shall cause their respective officers and employees to respond to any reasonable and legal information or other requests from the Federal Trade Commission or Department of Justice, as the case may be (including complying with requests for in-person meetings), in connection with the review by the Federal Trade Commission or Department of Justice, as the case may be, of this Agreement and the transactions contemplated hereby; and

                                    (ii)     promptly submit to the FCC, any
         State PUCs, regulatory agencies or similar Governmental Bodies as required by applicable Law and all other applicable Governmental Bodies all applications, notices and other filings necessary to consummate the transactions contemplated by this Agreement and the Collateral Agreements, including those indicated on Schedule 3.3(b) and Schedule 4.3(b) and obtain any other Consents necessary to consummate the transactions contemplated hereby.

                  5.6      CERTAIN PROVISIONS RELATING TO THE TRANSFER

                           (a)      In the event that record or beneficial
ownership or possession of any Excluded Asset or Excluded Liability has been transferred to Buyers on or after the Staged Closing Dates, Sellers and Buyers shall use their commercially reasonable efforts to transfer, or cause to be transferred, to Sellers such Excluded Asset or Excluded Liability; and, pending such transfer to Sellers, Buyers shall hold such Excluded Asset or Excluded Liability and provide to Sellers all of the benefits and liabilities associated with the ownership and operation of such Excluded Asset or Excluded Liability and, accordingly, Buyers shall cause such Excluded Asset or Excluded Liability to be operated or retained as may reasonably be instructed by Sellers.

                           (b)      In the event that record or beneficial
ownership or possession of any Acquired Asset or any Assumed Liability has not been transferred to Buyers on the Staged Closing Dates, Sellers and Buyers shall cooperate and shall use their commercially reasonable efforts to transfer, or cause to be transferred, from Sellers to Buyers, such Acquired Asset or Assumed Liability, and pending such transfer to Buyers, Sellers shall hold such Acquired Asset or Assumed Liability and provide to Buyers all of the benefits and liabilities associated with the ownership and operation of such Acquired Asset or Assumed Liability and, accordingly, Sellers shall cause such Acquired Asset or Assumed Liability to be operated or retained as may reasonably be instructed by Buyers.

                  5.7      ADVICE OF CHANGES

                           (a)      Sellers will promptly provide written notice
to Buyers of (i) any event known to Sellers which has rendered or reasonably could be expected to render any

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

representation or warranty of Sellers contained in this Agreement or any Collateral Agreement (A) which does not contain materiality, Material Adverse Effect or any other materiality qualifier, if made on or as of the date of such event or the date of the First Stage Closing Date, untrue or inaccurate in any material respect or (B) which does contain a materiality, Material Adverse Effect or other materiality qualifier, if made on and as of the date of such event or the First Stage Closing Date, untrue or inaccurate in any respect (each, a "Sellers' R&W Breach"), or (ii) any failure of Sellers to comply with or satisfy (X) in any material respect any covenant, condition or agreement contained in this Agreement or any Collateral Agreement which does not contain materiality, Material Adverse Effect or any other materiality qualifier to be complied with or satisfied by Sellers hereunder or thereunder on or prior to the First Stage Closing Date or (Y) any covenant, condition or agreement contained in this Agreement or any Collateral Agreement which does contain materiality, Material Adverse Effect or any other materiality qualifier to be complied with or satisfied by Sellers hereunder or thereunder on or prior to the First Stage Closing Date (each, a "Sellers' Covenant Failure").

                           (b)      Buyers will promptly provide written notice
to Sellers of (i) any event known to Buyers which has rendered or reasonably could be expected to render any representation or warranty of Buyers contained in this Agreement or any Collateral Agreement (A) which does not contain materiality, Material Adverse Effect or any other materiality qualifier, if made on or as of the date of such event or the date of the First Stage Closing Date, untrue or inaccurate in any material respect or (B) which does contain a materiality, Material Adverse Effect or other materiality qualifier, if made on and as of the date of such event or the First Stage Closing Date, untrue or inaccurate in any respect (each, a "Buyers' R&W Breach"), or (ii) any failure of Buyers to comply with or satisfy (X) in any material respect any covenant, condition or agreement contained in this Agreement or any Collateral Agreement which does not contain materiality, Material Adverse Effect or any other materiality qualifier to be complied with or satisfied by Buyers hereunder or thereunder on or prior to the First Stage Closing Date or (Y) any covenant, condition or agreement contained in this Agreement or any Collateral Agreement which does contain materiality, Material Adverse Effect or any other materiality qualifier to be complied with or satisfied by Buyers hereunder or thereunder on or prior to the First Stage Closing Date (each, a "Buyers' Covenant Failure").

                           (c)      The parties acknowledge and agree that if
the Buyers have been given notice of any Sellers' R&W Breach(es) and/or Sellers' Covenant Failure(s) in accordance with Section 5.7(a) and Buyers proceed with the First Stage Closing when Buyers have the right not to proceed to Closing under Section 7.2(a), then Buyers shall not be deemed to have waived such Breach(es) and Failure(s), and Buyers and their related Indemnified Parties shall be entitled to be indemnified pursuant to Section 8.2 relating to such Breach(es) and/or Failure(s) to the extent solely of the Losses up to Five Million U.S. Dollars ($5,000,000). The disclosure by Sellers of any Sellers' R&W Breach(es) and/or Sellers' Covenant Failure(s) shall not limit any right of Buyers to terminate this Agreement in accordance with Article 9, nor shall such notice constitute an admission by Sellers that any such Breach(es) and/or Failure(s) constitute or give rise to a Material Adverse Effect, failure of a condition in Article 7 or right to terminate in accordance with Article 9.

                           (d)      The parties acknowledge and agree that if
the Sellers have been given notice of any Buyers' R&W Breach(es) and/or Buyers' Covenant Failure(s) in accordance with Section 5.7(b) and Sellers proceed with the First Stage Closing, Sellers shall not be deemed to have waived such Breach(es) or Failure(s), and Sellers and their related Indemnified Parties shall be entitled to be indemnified pursuant to Section 8.2 hereof relating to such Breach(es) and/or Failure(s) to the extent solely of the Losses up to Five Million U.S. Dollars ($5,000,000). The disclosure by Buyers of any Buyers' R&W Breach(es) and/or Buyers' Covenant Failure(s) shall not limit any right of Sellers to terminate this Agreement in accordance with Article 9, nor shall such notice constitute an admission by Buyers that any such Breach(es) and/or Failure(s) constitute or give rise to a Material Adverse Effect, failure of a condition in Article 7 or right to terminate in accordance with Article 9.

                           (e)      Sellers, on the one hand, and Buyers, on the
other hand, will promptly give notice to the other upon becoming aware that any Action is pending or threatened by or before any Governmental Body, in each case with respect to the transactions contemplated by this Agreement or any Collateral Agreement. Sellers, on the one hand, and Buyers, on the other hand,
(i) will cooperate in connection with the prosecution, investigation or defense of any such Action, (ii) will supply promptly all information reasonably and legally requested by the other, by any such Governmental Body or by any party to any such Action and (iii) will use commercially reasonable efforts to cause any such Action to be determined as promptly as practicable and in a manner which does not impact adversely on, and is consistent with, the transactions contemplated by this Agreement and the Collateral Agreements.

                  5.8      COVENANT NOT TO COMPETE; NO SOLICITATION AND NO
                           HIRING

         Sellers covenant and agree that for a period of thirty-six (36) months following the First Stage Closing Date, except as required or permitted by the Collateral Agreements listed in Sections 5.11(c) and 5.11(e) hereof, none of the Sellers or their subsidiaries shall, directly or indirectly (and Sellers will use their commercially reasonable efforts to cause their respective Affiliates not to), (i) engage in, control, advise, manage, serve as a director, officer, or employee of, act as a consultant to, receive any economic benefit from (other than any economic benefit from the C III LLC Agreement) or exert any influence upon, any business which conducts the same activities as those conducted by the Business (individually and collectively "Compete"), except the delivery of products and services to the Buyers under the Collateral Agreements and the conduct of the Retained Business, within the continental United States (the "Territory"); or (ii) solicit, divert or attempt to solicit or divert any party who is, was, or was solicited to become, a customer or supplier of the Business at any time prior to the Second Stage Closing Date, except solely the attempted solicitation or solicitation of any such customer or supplier to become a customer or supplier of a business that does not Compete with the Business, except the delivery of products and services to the Buyers under the Collateral Agreements and the conduct of the Retained Business, within the Territory. For a period of thirty-six (36) months following the Second Stage Closing Date, neither Sellers nor their respective Affiliates (other than any directors, officers or employees of Sellers provided not in their capacity as such) shall directly or indirectly solicit for employment or hire as an employee or consultant, any of the Transferred Employees or other employees of Buyers or its Affiliates engaged in the Business unless such employee's employment is earlier terminated by Buyers. For the avoidance of doubt, neither the covenant in this Section nor the Sellers' Parent's Non-Competition and Confidentiality Agreement shall prohibit Sellers' Parent or its Affiliates from continuing to conduct their respective businesses described on Schedule 5.8. For a period of twelve (12) months following the Second Stage Closing Date, Buyers and their Affiliates shall not directly or indirectly solicit for employment or hire as an employee or consultant, any employee (other than a Transferred Employee) who works for Sellers or their respective Affiliates unless such employee's employment is earlier terminated by Sellers or any of their respective Affiliates. Notwithstanding the foregoing, this Section 5.8 shall not prevent Buyers or Sellers (or any of their respective Affiliates or any Person acting on their behalf) from conducting general searches for employees by use of advertisements or the media that are not directly targeted at the employees of the other party.

                  5.9      CONFIDENTIALITY

         Except for confidential information related to or otherwise contained in the Excluded Assets (other than any Excluded Assets that comprise Business Records) including Intellectual Property not being sold, but being licensed to Buyers, for a period of four (4) years after the Second Stage Closing Date, Sellers will not, and Sellers will use commercially reasonable efforts to cause their respective Affiliates not to, use for its or their own benefit or divulge or convey to any Third Party, any Confidential Information (as hereinafter defined) relating to the Business, provided that Sellers shall be entitled to provide copies of this Agreement and the Collateral Agreements to the lenders under the Credit Agreement. For purposes of this Agreement, Sellers shall not be deemed to have violated this Section 5.9 if any Seller or any of their respective Affiliates receives a request to disclose all or any part of the Confidential Information under the terms of a subpoena, civil investigative demand or order issued by a Governmental Body, and such Seller or such Affiliate, to the extent not inconsistent with such request and to the extent time reasonably allows: (a) notifies Buyers of the existence, terms and circumstances surrounding such request; (b) consults with Buyers on the advisability of taking legally available steps to resist or narrow such request; and (c) if disclosure of any Confidential Information is advisable, to prevent such Seller or such Affiliate or any of its or their partners, principals or employees from becoming subject to any penalty, to furnish only such portion of the Confidential Information as it reasonably determines that such Seller or such Affiliate is legally obligated to disclose and to exercise commercially reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to the disclosed Confidential Information. For purposes of this Agreement and subject to the first sentence of this Section 5.9, "Confidential Information" consists of all information, knowledge or data related to the Business not in the public domain or otherwise publicly available which are or were treated as confidential by the Business. Information that enters the public domain or is or becomes publicly available loses its confidential status hereunder so long as neither Sellers nor any of their respective Affiliates, directly or indirectly, improperly causes such information to enter the public domain.

                  5.10     WAIVER OF RESTRICTIONS ON CERTAIN BUSINESS EMPLOYEES

         Sellers hereby agree to waive, effective as of the First Stage Closing Date, any non-competition and other applicable restrictions on Business Employees who become Transferred Employees so as to permit them to participate in the conduct by Buyers and their Affiliates (and their respective successors and assigns) of the Business, whether such restrictions are in their respective Employment Agreements or any other Contracts.

                  5.11     ADDITIONAL AGREEMENTS

                           (a)      Buyers and Sellers shall have entered into
an agreement prior to or on the First Stage Closing Date, substantially on the terms and conditions contained in Exhibit D hereto, relating to Buyers' use of Broadwing Technology Solutions Inc.'s provision of help desk services (the "Help Desk Agreement").

                           (b)      Buyers and Sellers shall have entered into
an agreement prior to or on the First Stage Closing Date, substantially on the terms and conditions contained in Exhibit E hereto, relating to Buyers' use of Sellers' APTIS software (the "APTIS Software Agreement").

                           (c)      Buyers and Sellers shall have entered into
agreements prior to on the First Stage Closing Date, substantially on the terms and conditions contained in Exhibit F hereto, including with respect to the business of (i) providing underlying goods and services for resale to Sellers' Parent and its Affiliates' customers, (ii) providing goods and services for internal use by Sellers' Parent and its Affiliates and (iii) acting as an agent of Buyers with respect to Sellers' Parent and Affiliates' customers (collectively, the "Intercompany Agreements").

                           (d)      Buyers and Sellers shall have entered into
an agreement prior to or on the First Stage Closing Date, substantially on the terms and conditions contained in Exhibit G hereto, pursuant to relating to Buyers' use of certain of Sellers' IP and Sellers' IPR (the "Intellectual Property Rights Assignment Agreement").

                           (e)      C III and Sellers' Parent shall have entered
into a limited liability agreement prior to or on the First Stage Closing Date, substantially on the terms and conditions contained in Exhibit H hereto relating to Sellers' Parent becoming a member of C III (the "C III LLC Agreement").

                           (f)      Buyers and Sellers and the escrow agent
thereunder shall have entered into (w) an escrow agreement prior to or on the First Stage Closing Date, substantially on the terms and conditions contained in
Exhibit I-1 hereto, relating to the Escrow Amount (Working Capital/Indemnity) (the "Escrow Agreement (Working Capital/Indemnity)"), (x) an escrow agreement prior to or on the First Stage Closing Date, substantially on the terms and conditions contained in Exhibit I-2 hereto, relating to the Escrow Amount (Cranberry Adjustment) (the "Escrow Agreement (Cranberry Adjustment)"), (y) an escrow agreement prior to or on the First Stage Closing Date, substantially on the terms and conditions contained in Exhibit I-3 hereto, relating to the Escrow Amount (Closing Adjustment Receivables) (the "Escrow Agreement (Closing Adjustment Receivables)"), and (z) an escrow agreement prior to or on the First Stage Closing Date, substantially on the terms and conditions contained in
Exhibit I-4 hereto, relating to the Escrow Amount/Second Stage Closing (the "Escrow Agreement (Second Stage Closing)").

                           (g)      Buyers and Sellers and Sellers' Parent shall
have entered into an agreement prior to or on the First Stage Closing Date, substantially on the terms and conditions contained in Exhibit J hereto relating to transition services to be provided by Sellers and Sellers' Parent to Buyers (the "Transition Services Agreement").

                           (h)      Buyers and Sellers' Parent shall have
entered into a letter agreement prior to or on the First Stage Closing Date, substantially on the terms and conditions contained in Exhibit K hereto relating to the obligation of Sellers' Parent and their Affiliates to comply with Section
5.8 (the "Sellers' Parent's Non-Competition Agreement").

                           (i)      Buyers and Sellers and Sellers' Parent shall
have entered into an agreement prior to or on the First Stage Closing Date, substantially on the terms and conditions contained in Exhibit L hereto relating to management services to be provided by Buyers to Sellers during the period between the First Stage Closing and the Second Stage Closing (the "Management Services Agreement").

                           (j)      Buyers and Sellers shall have entered into a
security agreement prior to or on the First Stage Closing Date, substantially on the terms and conditions contained in Exhibit M hereto relating to a security interest to be provided by Sellers to Buyers in the Acquired Assets that are contemplated by this Agreement to be sold, transferred, assigned and conveyed after the First Stage Closing to secure the obligation of Sellers to effect the Second Stage Closing (the "Security Agreement").

                  5.12     OTHER SECURITIES

                           (a)      Sellers covenant and agree (i) to retire the
9% Notes and the Senior Notes or (ii) to obtain a consent and/or waiver from the holders of the 9% Notes and the Senior Notes with respect to the transactions contemplated hereby, in either case on or prior to the First Stage Closing Date.

                           (b)      Sellers covenant and agree to use their best
efforts (i) to retire or exchange the 12 1/2% Preferred Stock or (ii) to obtain any necessary consents and/or waivers from the holders of the 12 1/2% Preferred Stock with respect to the transactions contemplated hereby, in either case on or prior to the First Stage Closing Date.

                  5.13     NO SOLICITATION

         From and after the date of this Agreement, Sellers shall not, and shall use their respective reasonable best efforts to cause their respective Affiliates, representatives and agents (including, without limitation, investment bankers, attorneys and accountants) not to, directly or indirectly, through any officer, director, agent or otherwise, enter into, solicit, initiate, conduct or continue any discussions or negotiations with, or knowingly encourage any inquiries or proposals or offers by, or provide any information to, or otherwise cooperate in any other way with, any Person or group, other than Buyers and their representatives and agents, concerning (i) any sale of all or any portion of the Business or the Acquired Assets to any Person other than Buyers, (ii) any merger, acquisition, consolidation, recapitalization, liquidation, dissolution or similar transaction involving the Business or the Acquired Assets or (iii) any transaction or transactions that would have an effect similar to the transactions described in clause (i) or (ii).

                  5.14     COMMUNICATION AND COOPERATION WITH RESPECT TO
CUSTOMERS

         Sellers and Buyers shall, within ten (10) days after the date hereof, reach mutual agreement on a communications plan with respect to customers and other Persons who are important to the conduct of the Business which communications plan shall constitute Exhibit N hereto. Seller shall use reasonable commercial efforts to communicate with customers and such other Persons as set forth in such communications plan, and otherwise as Buyers shall reasonably request, with the objective of reducing any adverse consequences arising from the announcement of the transactions contemplated hereby and by the Collateral Agreements. Buyers shall have the right to review and comment upon any communication, or plan to communicate, about the transaction prior to such communication or plan being made or implemented.

                  5.15     SELLERS' BUSINESS PLAN

         Except as otherwise consented to by Buyers, Sellers will:

                           (a)      Use commercially reasonable efforts to
Employ at least seventy-five (75) national market sales persons as of the First Stage Closing Date.

                           (b)      Employ, as of the First Stage Closing Date,
a number of Business Employees in each of the line item categories listed on
Schedule 5.15(b), equal to (i) no more than ten percent (10%) greater than or ten percent (10%) less than the number of Business Employees for those line items with one hundred (100) or more employees, and (ii) no more than twenty percent (20%) greater than or twenty percent (20%) less than the number of Business Employees for those line items with fewer than 100 employees. The minimums in this paragraph are on a commercially reasonably basis. The number of Business Employees for this purpose shall be rounded to the nearest whole person.

                           (c)      Make capital expenditures no more than
twenty percent (20%) greater than and no less than twenty percent (20%) less than the capital expenditure budget set forth in the Cranberry Capital Expenditure budget set forth on Schedule 5.15(c).

                           (d)      Except as set forth on Schedule 5.15(d), not
to exit or terminate any line of business of the Business that accounted for greater than Five Million U.S. Dollars ($5,000,000) of annual revenue for the fiscal year ending December 31, 2002.

                           (e)      Not to terminate or discontinue access to
circuits that are necessary to generate any revenues of the Business.

                  5.16     AGREEMENTS REGARDING CERTAIN ACTIONS

         With respect to the Actions set forth on Schedule 5.16 and all other Excluded Liabilities, Sellers and Buyers hereby agree as follows:

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

                           (a)      All such Actions shall be Excluded Assets
and Excluded Liabilities; and

                           (b)      Buyers shall provide Sellers with access to
all information that constitutes a part of the Acquired Assets and shall otherwise cooperate with Sellers (including by the provision of a reasonable amount of the time of Key Employees to assist Sellers) in Sellers' prosecution of all such Actions; provided that such cooperation shall not unreasonably interfere with the operation of Buyers' business and, except as set forth in
Section 5.16(c), Sellers shall have exclusive control with respect to such Actions.

                           (c)      One or more Sellers and/or their Affiliates
have a dispute under the ELI Contract (the "ELI Dispute") which, among other things, could result in the loss by Sellers of the rights to the IRU under the ELI Contract with respect to the ELI route from Sacramento to Seattle (the "ELI Route"). Sellers shall provide Buyers with access to all information that does not constitute a part of Acquired Assets and shall otherwise cooperate with Buyers (including by the provision of a reasonable amount of time of the personnel of Sellers and their Affiliates to assist Buyers) in Buyers' prosecution of the ELI Dispute and Buyers shall have exclusive control with respect to the ELI Dispute, except that Buyers shall allow Sellers to participate in (at Seller's expense) and be kept informed regarding, such dispute, and Buyers shall not be entitled to settle the dispute in a manner which imposes any liability on Sellers or any of their Affiliates, without the prior written consent of the applicable Seller(s). If at any time within one (1) year after the Closing Date, Buyers' rights to the IRU with respect to the ELI Route become unavailable for any reason (including without limitation in connection with the ELI Dispute) other than Buyers' breach thereunder, then Sellers shall use commercially reasonable efforts to procure for Buyers, immediately after the loss or anticipated loss of such route and at no cost to Buyers, four (4) fiber pairs of comparable or better fiber type with hut, space, power and other features comparable to the existing fiber pairs (the "ELI Replacement Fibers") for use with the Corvis ON platform on the same route. Sellers shall transfer to Buyers, upon terms and conditions (including price) to be negotiated in good faith at such time, any fiber, conduit, rights of way, huts or similar items obtained by one or more Sellers in connection with the dispute with El Paso Global Networks.

                  5.17 OWNERSHIP AND USE OF BROADWING NAMES FOLLOWING STAGED CLOSINGS

                           (a)      Sellers covenant and agree that Sellers
shall, and Sellers shall cause all of their Affiliates (including Sellers' Parent and BCI) which use the Broadwing Name, to pass all required resolutions and to amend their respective articles or certificate of incorporation or other organizational documents to change their corporate or company name to a name that does not include the word "Broadwing" or any name intended or likely to be confused or associated with any Broadwing Name prior to or on the First Stage Closing Date, and shall make commercially reasonable efforts to cause the registration of the new name with the appropriate Governmental Bodies no later than the Second Stage Closing Date. Promptly following receipt of confirmation from the appropriate Governmental Bodies that such name change has been effected, Sellers shall provide to Buyers written proof that such name change has been effected.

                           (b)      Sellers acknowledge that the Broadwing Name
shall be and remain, subsequent to the Second Stage Closing, the sole and exclusive property of Buyers or their Affiliates.

                           (c)      Sellers shall grant Buyers an exclusive
license to the use of the Broadwing Name in every jurisdiction where Sellers are permitted by Law, Governmental Body or applicable Communications License to grant such license, and shall extend such license to additional jurisdiction as Consents are obtained under Section 2.7.

                           (d)      Subsequent to the Second Stage Closing,
neither Sellers nor any of their Affiliates shall have any right, title or interest in or to, and, subject to Sections 5.17(e), Buyers are not granting Sellers or any of their Affiliates, a license to use, the Broadwing Name.

                           (e)      Sellers agree:

                                    (i)      that, as soon as reasonably
         practicable, but, in any event, within ninety (90) days following the Second Stage Closing, no stationery, purchase order, invoice, receipt or other similar document containing any reference to the Broadwing Name shall be printed, ordered or produced for use by any Seller or any of its Affiliates and that Sellers shall, and Sellers shall cause each of their respective Affiliates to, following the Second Stage Closing, cease to use any of its Affiliates and that Sellers shall, and Seller shall cause each of their respective Affiliates to, following the Second Stage Closing, cease to use any stationery, purchase order, invoice, receipt or other similar document containing any reference to the Broadwing Name or shall only use such stationery, purchase order, invoice, receipt or other similar document after having deleted, pasted over or placed a sticker over such references. The obligations in this paragraph (i) shall not apply (x) to the extent use of the Broadwing Name is required by Law or otherwise reasonably required pending the registration of the change of corporate name (as set out in Section 5.17), (y) to the extent use of the Broadwing Name is reasonably required in order to enable collection or payment of invoices issued by a Seller or any of its Affiliates, or (z) to the extent use of the Broadwing Name is reasonably required pending registration of products under the new corporate name (as set out in Section 5.17);

                                    (ii)     as soon as reasonably practicable
         after the First Stage Closing, and in any event no later than (A) ninety (90) days after the First Closing Date, with respect to all premises and signs and (B) sixty (60) days after the First Stage Closing Date, with respect to all vehicles, to remove the Broadwing Name from all such premises, signs and vehicles which are used by or in connection with the Sellers and their Affiliates, except in those jurisdictions where an exclusive license is not granted pursuant to
         Section 5.17(c);

                                    (iii)    that following the First Stage
         Closing, no brochures, leaflets or similar documents and no packaging containing any reference to the Broadwing Name shall be printed, ordered or produced for use by any Seller or any of its Affiliates (or in connection with its business) and, with respect to existing brochures, leaflets or similar documents and packaging containing a reference to the Broadwing

         Name, that Sellers shall, and Sellers shall cause each of its Affiliates to, use its reasonable efforts to ensure that, as soon as reasonably practicable but in no event later than sixty (60) days following the First Stage Closing, such references are deleted, pasted over or a sticker is put over such references, except in those jurisdictions where an exclusive license is not granted pursuant to
         Section 5.17(c); and

                                    (iv)     that Sellers shall, and Sellers
         shall cause each of its Affiliates to, use its reasonable efforts to ensure that, from and following the First Stage Closing, no stocks, goods, products, services or software are manufactured, produced or provided showing or having marked thereon or using the Broadwing Name; provided that any stocks, goods or products of a Seller or any of its Affiliates which, at the date hereof, show the Broadwing Name or have the Broadwing Name marked thereon may be used by such Seller or Affiliate in the conduct of their business as carried on at the date hereof, except in those jurisdictions where an exclusive license is not granted pursuant to Section 5.17(c).

                           (f)      Notwithstanding any other provision of this
Agreement, it is understood and agreed that the remedy of indemnity payments pursuant to Article 8 and other remedies at Law would be inadequate in the case of a breach of any of the covenants contained in this Section 5.17. Accordingly, Buyers shall be entitled to equitable relief, including the remedy of specific performance, with respect to any breach or attempted breach of such covenants, in accordance with Section 10.11.

                  5.18     BUSINESS AUDITED FINANCIALS

         At or prior to Closing, Sellers shall deliver to Buyers financial statements for the Business for the periods as at and ending December 31, 2000, 2001 and 2002 which have been audited by Sellers' independent public accountants in compliance with applicable requirements of generally accepted accounting principles, generally accepted auditing standards and Securities and Exchange Commission requirements for inclusion in a periodic report on Form 8-K. Buyers shall be responsible for all fees charged and costs incurred by such independent public accountants for the audit of such financial statements and for any out-of-pocket expenses incurred by Sellers in connection therewith. Buyers acknowledge and agree that Sellers make, and shall make, no representation or warranty with respect to such financial statements to be prepared pursuant to this Section.

                  5.19     ADDITIONAL MONTHLY FINANCIALS

         For each month ending after the date of this Agreement and prior to the First Stage Closing Date, as soon as available but in any event within twenty
(20) days after the end of each such month, Sellers shall deliver to Buyers an unaudited consolidated balance sheet and profit and loss for the Business (which for purposes hereof may include the Retained Business) in substantially the form of the Monthly Statements.

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

                  5.20     CERTAIN BCI AND SELLERS' GUARANTIES

         BCI and Sellers have executed and delivered the guaranties listed on
Schedule 5.20 pursuant to which BCI and Sellers have guaranteed certain liabilities and/or obligations of one or more of the Sellers that constitute Assumed Liabilities (collectively, the "BCI and Sellers' Guaranties"). Buyers and Sellers shall use reasonable commercial efforts to obtain the Consent of the Persons who are the named beneficiaries of the BCI and Sellers' Guaranties to the replacement of BCI or applicable Seller, as guarantor under the BCI and Sellers' Guaranties, with Buyers' Parent, with respect to the Assumed Liabilities, provided that neither Buyers nor Buyers' Parent shall be required to pay any fees or make any other financial or other concession to any such Persons, including without limitation, any amendment, supplement or other modification to any BCI or Seller Guaranty. In the event Buyers' Parent has not replaced BCI or the applicable Seller under any BCI or Seller Guaranty on or prior to the Second Stage Closing, Buyers shall indemnify, defend and hold harmless BCI or the applicable Seller with respect to any Assumed Liabilities under such BCI and Seller Guaranty(ies) as set forth in Section 8.2(c)(i). BCI and Sellers shall remain on, and continue to be liable under, the BCI and Sellers' Guaranties with respect to any Excluded Liabilities, and Sellers shall indemnify, defend and hold harmless Buyers with respect to any Excluded Liabilities under the BCI and Sellers' Guaranties as set forth in Section 8.2(b)(i).

                  5.21     COLLECTION OF RECEIVABLES

         Prior to the applicable Staged Closing Date, Sellers shall continue to collect Receivables in the ordinary course of business and according to past practices, provided that Sellers shall not be obligated to initiate a suit or other cause of action in order to collect any of the Receivables.

                  5.22     PARTICIPATING ACCOUNTS

         From and after the First Stage Closing Date, Buyers shall use reasonable commercial efforts to collect the Participating Accounts, provided that Buyers shall not be obligated to initiate a suit or other cause of action in order to collect any of the Participating Accounts. Within thirty (30) days after the end of each month after the First Stage Closing for the first six (6) months after such Closing, and within thirty (30) days after the end of each calendar quarter for two (2) years thereafter, Buyers shall provide a written statement to Sellers showing the collections of any amount of the Participating Accounts (the "Collected PA Amounts"), and the out-of-pocket expenses incurred by Buyers to make such collections. Buyers shall submit to Sellers with each such statement an amount equal to the product of seventy-five percent (75%) and the excess of the Collected PA Amounts over such out-of-pocket expenses.

                  5.23     COMMITMENT LETTERS

         Prior to the First Stage Closing Date, Buyers shall meet with each Business Employee who has an Employment Agreement set forth on Schedule 3.8(a), explain such Business Employee his or her contemplated position within Buyers and make a corresponding offer of employment. Buyers shall assume the Employment Agreement of each such Business Employee who agrees to accept such offer (including such position) and executes a letter agreeing to the assumption of such Employment Contract and that such assumption (and the position to be held

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by such Business Employee) is not a constructive termination under such
Employment Contract (a "Commitment Letter").

                  5.24     OPTIONAL INTERCOMPANY AGREEMENTS

         At the First Stage Closing, Buyers shall have the right (but not the obligation) to enter into the Collateral Agreements set forth on Schedule 5.24 on the terms set forth therein. In the event that Buyers determine, in their sole discretion, not to accept such terms, Buyers and Sellers shall undertake good faith negotiations to attempt to reach agreement on mutually acceptable terms for such Collateral Agreements. Any election or failure to reach mutual agreement pursuant to this Section 5.24 will not be grounds for the failure of a condition under Section 7.3(b).

                  5.25     BTS EMPLOYEES.

         On or before the First Stage Closing Date, the Broadwing Technology Services, Inc. employees set forth on Schedule 5.25 shall be transferred to the Business and become Business Employees.

                  5.26     REVENUES BY STATE

         Within sixty (60) days prior to the contemplated First Stage Closing Date, Sellers shall deliver to Buyers a statement showing the allocation of the revenues of the Business under Customer Contracts for each state in the United States in which Sellers conduct the Business, such statement to be as of the last day of the immediately preceding month (the "Revenues Statement"), accompanied by a certification from the financial officer of Sellers who prepared the Revenue Statement that it was prepared consistent with the methodology used to fulfill prior annual reporting requirements of Sellers to the relevant State PUCs.

         6.       CLOSING

                  6.1      CLOSING

         The closing of the transactions contemplated by this Agreement (the "Closing") shall take place in two (2) stages at the offices of Gibson, Dunn & Crutcher LLP in New York City. The first closing stage (the "First Stage Closing"), at which the Initial Purchase Price shall be paid in full, shall commence at 9:00 a.m. local time on the last Business Day of the month containing the date on which all FCC and State PUC Consents necessary to effectuate the transfer of Customer Contracts that generate not less than eighty percent (80%) of the revenues of the Business set forth in the Revenues Statement have been obtained (the "First Stage Closing Date"). The second closing stage (the "Second Stage Closing") shall commence at 9:00 a.m. local time on the first Business Day after the date on which the last FCC and the last State PUC Consent(s) necessary to effectuate transfer of the remaining Acquired Assets, including the Customer Contracts, have been obtained (the "Second Stage Closing Date"). Buyers may elect to effect the Second Stage Closing at any time on or subsequent to the First Stage Closing Date, by written notice to Sellers at least five (5) Business Days before the Second Stage Closing Date contained in such notice (the "Two Stage Waiver Notice").

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                  6.2      DELIVERIES BY SELLERS

         At the applicable Staged Closing Date, and as applicable, Sellers shall deliver to Buyers the following:

                           (a)      a bill of sale for the Acquired Assets
(other than those Acquired Assets being conveyed pursuant to the Assignment and Assumption Agreement, the Intellectual Property Rights Assignment Agreement and the other agreements and instruments of conveyance executed at the applicable Staged Closing), which shall include a schedule of the Acquired Assets (or a reasonably specific description of the categories thereof) being transferred or assigned from the respective Sellers to the respective Buyers, substantially in the form of Exhibit O (the "Bill of Sale"), duly executed by Sellers;

                           (b)      a counterpart of the Assignment and
Assumption Agreement substantially in the form of Exhibit P (the "Assignment and Assumption Agreement") which shall include a schedule of the Assumed Liabilities (or a reasonably specific description of categories thereof) being transferred to or assumed by the respective Buyers from the respective Sellers, duly executed by Sellers;

                           (c)      executed counterparts of each other
Collateral Agreement;

                           (d)      a certificate of non-foreign status as
described in U.S. Treasury Regulation section 1.1445-2(b)(2) of the Treasury Regulations;

                           (e)      other instruments of transfer reasonably
required by Buyers to evidence the transfer of the Acquired Assets to Buyers;

                           (f)      certificate, dated the First Stage Closing
Date, of Sellers certifying as to the compliance by Sellers with Sections 7.2(a) and (b);

                           (g)      an opinion, dated the First Stage Closing
Date, from Gibson, Dunn & Crutcher LLP, counsel(s) for Sellers, and/or such other counsel(s) reasonably acceptable to Buyers, in form and substance reasonably satisfactory to Buyers and to the effect set forth and otherwise as contemplated on Exhibit Q.

                  6.3      DELIVERIES BY BUYERS

         At the applicable Staged Closing Date, and as applicable, Buyers shall deliver, or shall cause a subsidiary of Buyers, as applicable, to deliver, to Sellers or their respective designee(s) the following:

                           (a)      the Initial Purchase Price;

                           (b)      a counterpart of the Bill of Sale and the
Assignment and Assumption Agreement, duly executed by Buyers;

                           (c)      executed counterparts of each other
Collateral Agreement;

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

                           (d)      a certificate, dated the First Stage Closing
Date, of Buyers, certifying as to compliance by Buyers with Sections 7.3(a) and
(b); and

                           (e)      An opinion, dated the First Stage Closing
Date, of Mayer, Brown, Rowe & Maw, special counsel for Buyers, and/ or such other counsel reasonably acceptable to Sellers, in form and substance reasonably satisfactory to Sellers and to the effect set forth and otherwise as contemplated on Exhibit R.

                  6.4      CONTEMPORANEOUS EFFECTIVENESS

         All acts and deliveries prescribed by this Article 6, regardless of chronological sequence, will be deemed to occur contemporaneously and simultaneously on the occurrence of the last act or delivery, and none of such acts or deliveries will be effective until the last of the same has occurred.

         7.       CONDITIONS PRECEDENT TO STAGED CLOSINGS

                  7.1      FIRST STAGE CLOSING GENERAL CONDITIONS

         The respective obligations of Buyers and Sellers to effect the First Stage Closing of the transactions contemplated hereby are subject to the fulfillment, prior to or at the First Stage Closing Date, of each of the following conditions; provided that such conditions shall only be a condition to the obligations of and may only be waived by, the party(ies) adversely affected thereby:

                           (a)      No Action by any Governmental Body or other
Person shall have been instituted or threatened which (i) has had, or is reasonably likely to have, a Material Adverse Effect or (ii) is reasonably likely to enjoin, restrain or prohibit, or could result in substantial damages in respect of, any provision of this Agreement or any Collateral Agreement or the consummation of the transactions contemplated hereby or thereby, or affect materially and adversely the right of Buyers to own the Acquired Assets or to operate the Business.

                           (b)      Any applicable waiting period under the HSR
Act relating to the transactions contemplated by this Agreement and the Collateral Agreements shall have expired or been terminated.

                  7.2 FIRST STAGE CLOSING CONDITIONS PRECEDENT TO BUYERS' OBLIGATIONS

         The obligations of Buyers to effect the First Stage Closing of the transactions contemplated hereby are subject to the fulfillment, prior to or at the First Stage Closing Date, of each of the following conditions, any of which may be waived in writing by Buyers in their sole discretion:

                           (a)      (i) The representations and warranties of
Sellers contained in this Agreement shall be true and correct both when made and at and as of the First Stage Closing Date, as though such representations and warranties were made at and as of the First Stage Closing Date (except to the extent that such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true and correct as of

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such specified date) and (ii) each Seller shall have performed all obligations and agreements and complied with all covenants and conditions required by this Agreement and the Collateral Agreements to be performed or complied with by it prior to or at the First Stage Closing Date, except where (x) with respect to clause (i) the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to materiality or Material Adverse Effect or other materiality qualifiers as set forth therein) and/or (y) with respect to clause (ii) the failure to so perform or comply (without giving effect to any limitation as to materiality or Material Adverse Effect or other materiality qualifiers as set forth therein), have not individually or in the aggregate had, or would not individually or in the aggregate be reasonably likely to have, a Material Adverse Effect with respect to the Business or Buyers (taken as a whole) or a material adverse effect on the ability of any of the Sellers to consummate the transactions contemplated hereby or a material adverse effect on Sellers' Parent's ability to consummate the transactions contemplated by Sellers' Parent Guaranty.

                           (b)      Each Seller party thereto shall have
executed and delivered, and have caused the other parties thereto (other than Buyers) to have executed and delivered the agreements, instruments and documents listed in Section 6.2.

                           (c)      No change since December 31, 2002 (i) shall
have occurred which has had a Material Adverse Effect with respect to the Business or Buyers (taken as a whole) or has had a material adverse effect on the ability of any of the Sellers to consummate the transactions contemplated hereby or on the Sellers' Parent's ability to consummate the transactions contemplated by the Sellers' Parent Guaranty, and (ii) shall have occurred (or circumstance involving a prospective change) which is reasonably likely to have a Material Adverse Effect with respect to the Business.

                           (d)      Seventy-five percent (75%) of the thirty
(30) Business Employees set forth on Schedule 7.2(d) and identified as key sales and operations employees or replacements that are acceptable to Buyers in their sole discretion (collectively, the "Key Employees") shall have accepted Buyers' offer of employment.

                           (e)      Buyers shall have received written evidence
reasonably satisfactory to them (i) that the Sellers' Consents set forth and indicated as required on Schedule 3.3(b) (including without limitation an amendment of the Credit Agreement, or Consent under the Credit Agreement, that permits the consummation of the transactions contemplated by this Agreement and the Collateral Agreements) and (ii) the Buyers' Consents set forth and indicated as required on Schedule 4.3(b) have been received.

                           (f)      Buyers shall have received written evidence
reasonably satisfactory to them that each of the Encumbrances (other than Permitted Encumbrances) on the Acquired Assets, and Permitted Encumbrances marked with an asterisk on Schedule 1.1(c), has been released, including, without limitation, any Encumbrance under the Credit Agreement.

                           (g)      The Sellers' Parent Guaranty shall continue
to be in full force and effect, and Sellers' Parent shall have received the written amendment of the Credit Agreement, or Consent under the Credit Agreement, necessary to permit the execution, delivery and performance of Sellers' Parent Guaranty.

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

                           (h)      No facts, events or circumstance shall have
occurred prior to First Stage Closing Date that, in the aggregate, cause or permit, or are reasonably likely to cause or permit before or after First Stage Closing Date, the Pension Benefit Guaranty Corporation to seek to impose or impose an Encumbrance on any of the Acquired Assets.

                           (i)      Buyers shall have received written evidence
reasonably satisfactory to them (A) that the resolutions and amendments to the articles or certificate of incorporation and/or other organizational documents contemplated by Section 5.17(a) have been obtained, and (B) that the related registrations are to become effective on the Second Stage Closing Date.

                           (j)      There shall not have been or be any
Encumbrance (other than Permitted Encumbrances, excluding those contemplated by Section 7.2(f) to be removed) imposed on any of the Acquired Assets in connection with any Bankruptcy of any Seller or any of their Affiliates (including, without limitation, Sellers' Parent and/or BCI).

                  7.3 FIRST STAGE CLOSING CONDITIONS PRECEDENT TO SELLERS' OBLIGATIONS

         The obligations of Sellers to effect the First Stage Closing of the transactions contemplated hereby are subject to the fulfillment, prior to or at the First Stage Closing Date, of each of the following conditions, any of which may be waived in writing by Sellers in their sole discretion:

                           (a)      (i) The representations and warranties of
Buyers contained in this Agreement shall be true and correct both when made and at and as of the First Stage Closing Date, as though such representations and warranties were made at and as of the First Stage Closing Date (except to the extent that such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true and correct as of such specified date) and (ii) Buyers shall have performed all obligations and agreements and complied with all covenants and conditions required by this Agreement or any Collateral Agreement to be performed or complied with by their prior to or at the First Stage Closing Date, except where (x) with respect to clause (i) the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to materiality or Material Adverse Effect or any other materiality qualifiers as set forth therein) and/or
(y) with respect to clause (ii) the failure to so perform or comply (without giving effect to any limitation as to materiality or Material Adverse Effect or any other materiality qualifiers as set forth therein) has not individually or in the aggregate had, or would not individually or in the aggregate be reasonably expected to have, a Material Adverse Effect with respect to Sellers (taken as a whole), a material adverse effect on the ability of any of the Buyers to consummate the transactions contemplated hereby or a material adverse effect on Buyers' Parent to consummate the transactions contemplated by the Buyers' Parent Guaranty.

                           (b)      Buyers shall have executed and delivered,
and have caused the other parties thereto (other than Sellers and Sellers' Parent) to have executed and delivered the documents listed in Section 6.3.

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

                           (c)      The Buyers' Parent Guaranty shall continue
to be in full force and effect.

                           (d)      Buyers shall have delivered the Initial
Purchase Price.

                           (e)      Sellers shall have received written evidence
reasonably satisfactory to them (i) that the Buyers' Consents set forth and indicated as required on Schedule 4.3(b) have been received and (ii) an amendment of the Credit Agreement, or Consent under the Credit Agreement, that permits the consummation of the transactions contemplated by this Agreement and the Collateral Agreements has been received.

                  7.4      SECOND STAGE GENERAL CONDITIONS

         The respective obligations of Buyers and Sellers to effect the Second Stage Closing of the transactions contemplated hereby are subject to (i) there not being an injunction or other court order prohibiting the consummation of the transactions contemplated by this Agreement to occur on the Second Stage Closing Date and (ii) Sellers shall have changed their corporate or company name to a name that does not include the word "Broadwing" or any name intended or likely to be confused or associated with any Broadwing Name and have caused the registration of the new name with the appropriate Governmental Body.

         8.       SURVIVAL AND INDEMNITY

         The rights and obligations of Buyers and Sellers under this Agreement shall be subject to the following terms and conditions:

                  8.1      SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         The representations and warranties of Buyers and Sellers contained in this Agreement and in any Collateral Agreement shall survive the First Stage Closing Date for eighteen (18) months, except the Environmental Warranties which shall survive for three (3) years, Tax Warranties which shall survive for the applicable statutes of limitations plus ninety (90) days and Title and Authorization Warranties which shall survive forever. Neither Sellers nor Buyers shall have any liability whatsoever with respect to any such representations or warranties unless a claim is made hereunder prior to expiration of the survival period for such representation or warranty.

                  8.2      GENERAL AGREEMENT TO INDEMNIFY

                           (a)      Sellers, jointly and severally, on the one
side, and Buyers, on the other side (Sellers or Buyers, whichever has the obligation to indemnify, defend and hold harmless, the "Indemnifying Party") shall indemnify, defend and hold harmless the other party hereto and their Affiliates and any employee, representative, agent, director, officer, partner, member or principal, as applicable, or assign of such party and their Affiliates (each, an "Indemnified Party") from and against any and all Actions, whether by a third party against an Indemnified Party or by one party against another party (collectively, "Claims") related to or arising out of or resulting from, liabilities, losses, damages, costs and expenses (including

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

reasonable attorneys', accountants' and experts' fees and costs, and costs and expenses of establishing entitlement to indemnification) (collectively, "Losses") incurred by any Indemnified Party related to, or arising out of or resulting from (i) any breach of or any inaccuracy in any representation or warranty of the Indemnifying Party contained in this Agreement or any Collateral Agreement when made or as of the applicable Staged Closing Date (or as of such different date or period specified for such representation or warranty) as though such representation or warranty were made at the applicable Staged Closing Date (or at such different date or period specified for such representation or warranty) (and for purposes of determining liability under this Section 8.2, after removing any reference to materiality or Material Adverse Effect or any other materiality qualifiers contained in such representations and warranties other than such of the foregoing that are underlined, provided that when an underlined reference to the word "material" or "materiality" also appears in brackets, the applicable representations and warranties should not be read for purposes of this Agreement (other than the proceeding portion of this sentence) as though such terms were therein) or (ii) the breach by the Indemnifying Party of any covenant or agreement of such party contained in this Agreement or any Collateral Agreement.

                           (b)      Sellers further agree jointly and severally
to indemnify, defend and hold harmless Buyers and any other Indemnified Party of Buyers from and against any Losses incurred by such party arising out of, resulting from, or relating to (i) any of the Excluded Assets (including the Retained Business) or Excluded Liabilities (including those related to the Retained Business), (ii) any matters identified on Schedule 8.2(b), (iii) any matters identified on Schedule 3.6(a) or (b), (iv) any Taxes of Sellers (except any such Taxes for which Buyers are responsible pursuant to Section 5.3 or
Section 10.2) and (v) any failure of Sellers to comply with the provisions of any bulk transfer laws which may be applicable to the transactions contemplated hereby and by the Collateral Agreements.

                           (c)      Buyers further agree to jointly and
severally indemnify, defend and hold harmless Sellers and any other Indemnified Party of Sellers from and against any Losses incurred by such party arising out of, resulting from, or relating to: (i) any of the First Stage Assumed Liabilities after the First Stage Closing and the Second Stage Assumed Liabilities after the Second Stage Closing; (ii) any claim, demand or liability for the Taxes for which Buyers are responsible pursuant to Section 5.3; (iii) any other liability or obligation with respect to the conduct of the Business transferred on the First Stage Closing Date after such Closing Date and with respect to the conduct of the Business transferred after the First Stage Closing, to the extent arising out of, or resulting from, facts, events or circumstances occurring, or which accrue, after the applicable Staged Closing Date (other than due to any failure to comply or breach of any of Sellers or any of their Affiliates, whether before, on or after the applicable Staged Closing
Date); and (iv) any Third Party Claims arising out of the Two Stage Waiver Notice (if any).

                           (d)      Whether or not the Indemnifying Party
chooses to defend or prosecute any Third Party Claim (as defined in Section 8.3(a)), both parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith, except that nothing herein shall permit

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Sellers, or require Buyers as a condition to obtaining indemnification, to seek to collect back sales or use Tax from clients or customers of the Business.

                           (e)      The indemnification obligations of each
party hereto under this Article 8 shall inure to the benefit of the Affiliates of the other party and the employees, representatives, agents, directors, officers, partners, members and principals, as applicable, of the other party hereto and their Affiliates on the same terms as are applicable to such other party.

                           (f)      Sellers' and Buyers' respective liability
for all Claims under Section 8.2(a)(i) shall be subject to the following limitations:

                                    (i)      neither the Sellers nor Buyers,
         respectively, shall have any liability for any Losses arising from such Claims unless the aggregate of all Losses for which the Sellers or Buyers, respectively, would, but for this provision, be liable exceeds on a cumulative basis an amount equal to Five Hundred Thousand U.S. Dollars ($500,000) (the "Threshold"), provided, that in the event that such Losses of Sellers or Buyers, as applicable, on a cumulative basis exceed the Threshold, the liability shall be from the first dollar of Losses. Notwithstanding the foregoing, the Threshold shall not apply
         (i) to Claims or Losses with respect to the Title and Authorization Warranties, Tax Warranties and the representations and warranties contained in Sections 3.13 and 4.6, or (ii) when Buyers have the right not to proceed to Closing under Section 7.2(a) but proceed to Closing under Section 5.7(c);

                                    (ii)     the Sellers' or Buyers' respective
         aggregate liability for all Losses arising from such Claims (other than any such Claims with respect to the Title and Authorization Warranties, the Tax Warranties and the representations and warranties in Sections
         3.13 and 4.6) shall not exceed fifty percent (50%) of the Purchase Price (the "General Cap");

                                    (iii)    the Sellers' or Buyers' respective
         aggregate liability with respect to their respective Title and Authorization Warranties shall not exceed the Purchase Price (the "Overall Cap"), and the Sellers' or Buyers' respective aggregate liability under the preceding clause (ii) and this clause (iii) shall not exceed the Overall Cap;

                                    (iv)     Sellers' or Buyers' respective
         liability for Tax Warranties and the representations and warranties contained in Sections 3.13 and 4.6 shall not be subject to the General Cap or the Overall Cap; and

                                    (v)      in no event shall Sellers be
         obligated to indemnify Buyers or any other Person with respect to any Loss to the extent that a specific accrual or reserve for the amount of such Loss was included in the calculation of the Closing Working Capital. No Indemnified Party may make a claim for indemnification under Section 8.2(a)(i) for breach by the Indemnifying Party of a particular representation or warranty after the expiration of the survival period specified in Section 8.1.

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                           (g)      The amount of any Loss for which
indemnification is provided under this Article 8 shall be net of any amounts recovered or recoverable by the Indemnified Party under insurance policies with respect to such Loss.

                           (h)      Notwithstanding anything herein or in the
Collateral Agreements (other than the Security Agreement) to the contrary, none of the parties hereto or thereto shall be liable to the other, whether in contract, tort or otherwise, for any special, indirect, incidental, consequential, punitive or exemplary or other similar type of damages whatsoever, which in any way arise out of, relate to, or are a consequence of, its performance or nonperformance hereunder or the Collateral Agreements (other than through fraud), including loss of profits, business interruptions and claims of customers, except to the extent to which a Third Party Claim against an Indemnified Party includes such damages.

                           (i)      Each party further acknowledges and agrees
that, should the First Stage Closing occur, its sole and exclusive remedy with respect to any and all claims relating to this Agreement, the Collateral Agreements, the transactions contemplated hereby, the Business and its assets, liabilities and business (other than claims of, or causes of action arising from, fraud; provided that inaccuracies of representations or warranties (whether or not accurate facts were knowable by inquiry including title searches or otherwise) shall not be construed to be fraud, absent intent to deceive) shall be pursuant to the indemnification provisions set forth in this Article 8. In furtherance of the foregoing, except as set forth in the preceding sentence, each party hereby waives and releases, from and after the First Stage Closing Date, any and all rights, claims and causes of action (other than claims of, or causes of action arising from, fraud, subject to the proviso set forth above in this Section 8.2(i)) it may have against the other party and its Affiliates arising under or based upon any Federal, state, local or foreign statute, law, ordinance, rule or regulation or otherwise (except pursuant to the indemnification provisions set forth in this Article 8) arising out of or related to this Agreement and the Collateral Agreements. Notwithstanding the foregoing, nothing in this Section 8.2(i) or elsewhere in this Agreement shall be deemed to limit any party's right to seek specific performance or other equitable relief in any court of competent jurisdiction of its rights and remedies hereunder or in any Collateral Agreement, in accordance with Section 10.11.

                  8.3      GENERAL PROCEDURES FOR INDEMNIFICATION

                           (a)      Procedures Relating to Indemnification. In
order for the Indemnified Party to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a Claim made by any Person against the Indemnified Party (each, a "Third Party Claim"), such Indemnified Party must notify the Indemnifying Party in writing, and in reasonable detail, of the Third Party Claim within ten (10) Business Days after receipt by such Indemnified Party of written notice of the Third Party Claim; provided, that the failure of the Indemnified Party to give notice in the manner specified above shall not relieve the Indemnifying Party of its obligations under this Article 8 except to the extent (if any) that the Indemnified Party shall have been materially prejudiced thereby.

         If the Indemnifying Party does not object in writing to such indemnification claim within thirty (30) days of the Indemnifying Party's knowledge of its receipt of notice thereof, the Indemnified Party shall be entitled to recover promptly from the Indemnifying Party the amount

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of such claim, and no later objection by the Indemnifying Party shall be permitted. If the Indemnifying Party agrees that it has an indemnification obligation but objects that it is obligated to pay only a lesser amount, the Indemnified Party shall nevertheless be entitled to recover promptly from the Indemnifying Party the lesser amount, without prejudice to the Indemnified Party's claim for the difference.

         If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense thereof and to assume the defense thereof with counsel selected by the Indemnifying Party which is reasonably satisfactory to the Indemnified Party. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof unless the Indemnified Party reasonably determines in its judgment that representation by the Indemnifying Party's counsel of both the Indemnifying Party and the Indemnified Party would present such counsel with a conflict of interest, then such Indemnified Party may employ separate counsel to represent or defend it in any such Third Party Claim and the Indemnifying Party shall pay the reasonable fees and disbursements of one such separate counsel. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense (subject to the preceding sentence), separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has failed to assume the defense thereof (other than during the period prior to the time the Indemnified Party shall have given notice of the Third Party Claim as provided above). All attorneys' fees and expenses shall count towards the indemnity limit specified in Section 8.2(f).

                           (b)      If the Indemnifying Party so elects to
assume the defense of any Third Party Claim, all of the Indemnified Parties shall reasonably cooperate with the Indemnifying Party in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party's request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Any settlement or compromise made or caused to be made by the Indemnified Party (which is permitted if the Indemnifying Party has declined to assume the defense thereof) or the Indemnifying Party, as the case may be, of a Third Party Claim referred to in this paragraph shall also be binding upon the Indemnifying Party or the Indemnified Party, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise; provided, that no such settlement by the Indemnifying Party shall be binding upon the Indemnified Party without its prior written consent, which shall not be unreasonably withheld or delayed with respect to proposed settlements whereby the Indemnified Party is held harmless with respect to all Losses and no other material obligation is imposed upon the Indemnified Party (provided that in the event a Third Party Claim is subject to the General Cap or the Overall Cap (each, a "Cap"), the Indemnified Party need only be held harmless up to the amount of the remaining balance of the applicable Cap); and provided, further that where a Third Party Claim is subject to a Cap and the proposed settlement involves Losses in excess of such Cap (and does not impose any other material obligation on the Indemnified Party) either the Indemnified Party shall accept the proposed settlement or agree to assume the defense thereof and hold harmless the Indemnifying Party for all Losses over the lesser of the amount of the proposed settlement or the remaining balance of the applicable Cap.

                           (c)      Each Seller and Buyers shall make
commercially reasonable efforts to mitigate any Claim or other liability with respect to which one party is obligated to indemnify the other party hereunder.

         9.       TERMINATION

                  9.1      TERMINATION

         This Agreement may be terminated at any time prior to the applicable Staged Closing Date by:

                           (a)      The mutual written consent of Buyers and
Sellers.

                           (b)      Buyers or Sellers, if there shall be in
effect a non-appealable injunction or order of a Governmental Body of competent jurisdiction prohibiting the consummation of the transactions contemplated hereby.

                           (c)      Buyers or Sellers, if the First Stage
Closing Date shall not have occurred by the date that is ten (10) months following the date hereof; provided that the failure of the First Stage Closing to occur on or before such date did not result from the failure by the party seeking termination of this Agreement to fulfill any undertaking or agreement or satisfy any condition provided for herein that is required to be fulfilled or satisfied by it prior to First Stage Closing.

                           (d)      By Sellers, if there shall have been a
breach of any representation and warranty or covenant of Buyers hereunder or under any of its Collateral Agreements, and such breach shall not have been remedied within sixty (60) days after receipt by Buyers of notice in writing from Sellers specifying the breach and requesting such be remedied, except where such breach of representation and warranty or covenant (without giving effect to any limitation as to materiality or Material Adverse Effect or any other materiality qualifiers as set forth therein) has not individually or in the aggregate had, or would not individually or in the aggregate be reasonably likely to have, a Material Adverse Effect with respect to Sellers (taken as a whole) or on the ability of any of the Buyers to consummate the transactions contemplated hereby or a material adverse effect on Buyers' Parent's ability to consummate the transactions contemplated by the Buyers' Parent Guaranty.

                           (e)      By Buyers, if there shall have been a breach
of any representation and warranty or covenant of Sellers hereunder or under any of its Collateral Agreements, and such breach shall not have been remedied within sixty (60) days after receipt by Sellers of notice in writing from Buyers specifying the breach and requesting such be remedied, except where such breach of representation and warranty or covenant (without giving effect to any limitation as to materiality or Material Adverse Effect or any other materiality qualifiers as set forth therein) has not individually or in the aggregate had, or would not individually or in the aggregate be reasonably likely to have, a Material Adverse Effect with respect to the Business or Buyers (taken as a whole) or on the ability of any of the Sellers to consummate the transactions contemplated hereby or a material adverse effect on the Sellers' Parents' ability to consummate transactions contemplated by the Sellers' Parent's Guaranty.

                  9.2      EFFECT OF TERMINATION

         In the event of the termination of this Agreement in accordance with
Section 9.1, this Agreement shall become void and have no effect, without any liability on the part of any party or its directors, officers, partners, members, principals or stockholders, except for the obligations of the parties hereto as provided in Sections 10.1, 10.2, 10.4, 10.5, 10.12 and this Section 9.2, and except that, notwithstanding anything in this Agreement to the contrary, neither Sellers nor Buyers shall be relieved or released from any liabilities or damages arising out of its breach of any provision of this Agreement.

         10.      MISCELLANEOUS PROVISIONS

                  10.1     NOTICES

         All notices and other communications hereunder and under the Collateral Agreements shall be in writing and shall be deemed to have been duly given upon receipt if (i) mailed by certified or registered mail, return receipt requested,
(ii) sent by a nationally recognized overnight delivery service (receipt requested), fee prepaid, (iii) sent via facsimile with receipt confirmed, or
(iv) delivered personally, addressed as follows or to such other address or addresses of which the respective party shall have notified the other.

                           (a)      If to Sellers, to:

                                    Broadwing Inc.
                                    201 East Fourth Street, 102-745
                                    Cincinnati, Ohio 45204
                                    Attention: General Counsel
                                    Facsimile: (513) 721-7358

                                    With an additional copy to:

                                    Gibson, Dunn & Crutcher LLP
                                    200 Park Avenue
                                    New York, New York 10166
                                    Attention: Steven Shoemate
                                    Facsimile: (212) 351-5316

                           (b)      If to Buyers, to:

                                    C III Communications LLC
                                    7015 Albert Einstein Drive
                                    Columbia, MD 21046
                                    Attention: Kim Larsen
                                    Facsimile: (443) 259-4418

                                    and:

                                    C III Communications LLC
                                    Suite 450
                                    12444 Powerscourt Dr.
                                    St. Louis, MO 63131
                                    Attention: Martin Kerckhoff
                                    Facsimile: 314-965-0500

                                    With a copy to:

                                    Mayer, Brown, Rowe & Maw
                                    1909 K Street, N.W.
                                    Washington, D.C. 20006
                                    Attention: Stuart P. Pergament
                                    Facsimile: (202) 263-3300

                                    and

                                    Paul Hastings, Janofsky & Walker LLP
                                    75 East 55th Street
                                    New York, New York 10022
                                    Attention: Leigh P. Ryan
                                    Facsimile: (212) 319-4090

                  10.2     EXPENSES

         Any sales, use or other transfer taxes arising out of or incurred in connection with the transactions contemplated by this Agreement shall be paid in accordance with Section 5.3. Except as provided in the preceding sentence or otherwise expressly provided in this Agreement or the Collateral Agreements, each party will pay its own costs and expenses, including legal and accounting expenses, related to the transactions contemplated by this Agreement, irrespective of when incurred and whether or not the Closing occurs; provided, that Buyers and Sellers shall bear their portion of the fees and expenses of the filings under the HSR Act irrespective of the occurrence of Closing hereunder.

                  10.3     ENTIRE AGREEMENT

         The agreement of Sellers and Buyers, which is comprised of this Agreement, the Schedules and Exhibits hereto and the documents referred to herein and therein, including the Collateral Agreements, sets forth the entire agreement and understanding between the parties and supersedes any prior agreement or understanding, written or oral, relating to the subject matter of this Agreement.

                  10.4     JURISDICTION, SERVICE OF PROCESS

         Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the (a) Supreme Court of the State of New York, New York County and (b) United States District Court for the Southern District of New York, for any actions, suits or proceedings arising out of or relating to this Agreement and the Collateral Agreements (and agrees not to commence any action, suit or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in Section
10.1 will be effective service of process for any action, suit or proceeding brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the Collateral Agreements in the courts of the State of New York or the United States of America located in the City of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                  10.5     GOVERNING LAW

         This Agreement and the Collateral Agreements will be construed in accordance with and governed by the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State without regard to conflicts of laws principles thereof.

                  10.6     WAIVER

         The rights and remedies of the parties to this Agreement and the Collateral Agreements are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by Law, (a) no claim or right arising out of this Agreement or the Collateral Agreements can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given and will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure or noncompliance; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the Collateral Agreements.

                  10.7     NO ORAL MODIFICATION

         Neither this Agreement nor any Collateral Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment. Any attempted amendment in violation of this Section 10.7 will be void ab initio.

                  10.8     ASSIGNMENTS, SUCCESSORS

         No party may assign any of its rights under this Agreement or any Collateral Agreements without the prior written consent of the other parties hereto or thereto. Notwithstanding the foregoing, Buyers may assign this Agreement or rights and obligations of Buyers hereunder, in each case in whole or part, to any Affiliate of Buyers and to any successor to all or substantially all of the Business (whether by merger, consolidation, sale of assets or otherwise), provided that Buyers shall remain liable for all of their obligations under this Agreement. Subject to the preceding sentences, this Agreement and the Collateral Agreements will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties.

                  10.9     SEVERABILITY

         If any provision of this Agreement or the Collateral Agreements is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement and the Collateral Agreements will remain in full force and effect. Any provision of this Agreement or the Collateral Agreements held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

                  10.10    CAPTIONS

         The Article, section and paragraph captions herein and the table of contents hereto are for convenience of reference only, do not constitute part of this Agreement and the Collateral Agreements and will not be deemed to limit or otherwise affect any of the provisions hereof or thereof. Unless otherwise specified, all references herein to numbered Articles and Sections are to articles and sections of this Agreement, all references herein to Schedules are to Schedules to this Agreement and all references herein to Exhibits are to Exhibits to this Agreement.

                  10.11    SPECIFIC PERFORMANCE

         Each party recognizes and affirms that in the event of breach by him or it of any of the provisions of Sections 5.8, 5.9, or 5.17 money damages would be inadequate and the other parties would have no adequate remedy at law. Accordingly, each party agrees that the other parties shall have the right, in addition to any other rights and remedies existing in their favor, to enforce their respective rights and the breaching party's obligations under Sections 5.8, 5.9 or 5.17 not only by an action or actions for damages, but also by an action or actions for specific performance, injunction and/or other equitable relief in order to enforce or prevent any violations (whether anticipatory, continuing or future) of the provisions of Sections 5.8, 5.9 or 5.17. If a bond is required to be posted in order for any party to secure an injunction, the parties agree that such bond need not exceed the sum of $1,000.

                  10.12    NO THIRD PARTY BENEFICIARIES

         Nothing in this Agreement or the Collateral Agreements, express or implied, is intended to or shall constitute the parties hereto as partners or as participants in a joint venture. This Agreement is solely for the benefit of the parties hereto and, only to the extent provided in Article 8, their respective Affiliates and employees, representatives, agents, directors, officers, partners, members or principals, as applicable, or their respective assigns, for whom the parties shall be entitled to enforce this Agreement, and no provision of this Agreement shall be deemed to confer upon any other Third Parties any remedy, claim, liability, reimbursement, cause of action or other right (including a right to enforce). Nothing in this Agreement or the Collateral Agreements shall be construed as giving to any Business Employee, or any other individual, any right or entitlement of any kind of nature, whether under any Benefit Plan, policy or procedure maintained by any Seller or Buyer or otherwise. No Third Party shall have any rights under Section 502, 503 or 504 of ERISA or any regulations thereunder because of this Agreement or the Collateral Agreements that would not otherwise exist without reference to this Agreement or the Collateral Agreements. No Third Party shall have any right, independent of any right that exists irrespective of this Agreement or the Collateral Agreements, under or granted by this Agreement or the Collateral Agreements, to bring any Action at law or equity for any matter governed by or subject to the provisions of this Agreement (except for Indemnified Parties as provided in Section 8.2) or the Collateral Agreements.

                  10.13    COUNTERPARTS

         This Agreement and Collateral Agreements may be executed simultaneously in two or more counterparts, each of which will be deemed to be an original copy of this Agreement and the Collateral Agreements and all of which together will be deemed, respectively, to constitute one and the same agreement.

                  10.14    WAIVER OF COMPLIANCE WITH BULK TRANSFER LAWS

         Buyers hereby waive compliance by Sellers with the provisions of any bulk transfer laws which may be applicable to the transactions contemplated hereby and by the Collateral Agreements.

                  10.15    PUBLICITY

         No public release or announcement concerning the transactions contemplated by this Agreement and/or the Collateral Agreements shall be issued by any party (or any of its Affiliates) without the prior written consent of the other parties, except as such release or announcement may be required by Law or the rules or regulations of any securities exchange or other Governmental Body, in which case the party required to make the release or announcement shall allow the other parties reasonable time to comment on such release or announcement in advance of such issuance. Buyers and Sellers to discuss further.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each party has caused this Agreement to be duly executed on its behalf by its duly authorized officers as of the date first written above.

                                             BROADWING COMMUNICATIONS
                                             SERVICES INC.

                                             By:________________________________
                                                  Name:  Kevin W. Mooney
                                                  Title: Chief Executive Officer

                                             BROADWING COMMUNICATIONS SERVICES
                                             OF VIRGINIA INC.

                                             By:________________________________
                                                  Name:  Kevin W. Mooney
                                                  Title: Chief Executive Officer

                                             BROADWING COMMUNICATIONS REAL
                                             ESTATE SERVICES LLC

                                             By:________________________________
                                                  Name:  Thomas L. Schilling
                                                  Title: Manager

                                             BROADWING SERVICES LLC

                                             By:________________________________
                                                  Name:  Kevin W. Mooney
                                                  Title: Chief Executive Officer

                                             IXC BUSINESS SERVICES, LLC

                                             By:________________________________
                                                  Name:  Thomas L. Schilling
                                                  Title: Manager

                                             BROADWING TELECOMMUNICATIONS INC.

                                             By:________________________________
                                                  Name:  Kevin W. Mooney
                                                  Title: Chief Executive Officer

                                             IXC INTERNET SERVICES, INC.

                                             By:________________________________
                                                  Name:  Kevin W. Mooney
                                                  Title: Chief Executive Officer

                                             BROADWING LOGISTICS LLC

                                             By:________________________________
                                                  Name:  Kevin W. Mooney
                                                  Title: Chief Executive Officer

                                             MSM ASSOCIATES, LIMITED PARTNERSHIP

                                             By: MUTUAL SIGNAL CORPORATION OF
                                                 MICHIGAN, its General Partner

                                             By:________________________________
                                                  Name:  Kevin W. Mooney
                                                  Title: Chief Executive Officer

                                             C III COMMUNICATIONS, LLC

                                             By:________________________________
                                                  Name:
                                                  Title:

                                             C III COMMUNICATIONS OPERATIONS,
                                             LLC

                                             By:________________________________
                                                  Name:
                                                  Title:

                                    Exhibit A

                       Cranberry Plan Adjustment Statement

         To provide for Initial Purchase Price payment to be adjusted as follows:

         To Be Decreased:

         (1) If Cash Net Revenue is less than 98.50% of Cranberry Cash Net Revenue Target, then $2.00 for every $1.00 of Cash Net Revenue that is less than Cranberry Cash Net Revenue Target for the Measurement Period.

         (2) If Cash EBITDA Minus Capital Expenditures is less than 98.50% of Cranberry Cash EBITDA Minus Capital Expenditures Target, then $2.00 for every $1.00 of Cash EBITDA Minus Capital Expenditures that is less than Cranberry Cash EBITDA Minus Capital Expenditures Target for the Measurement Period.

         The decrease cannot exceed $7,150,000 for either item (1) or (2) above.

As used in this Exhibit A:

"Cash EBITDA Minus Capital Expenditures" means EBITDA plus any allocated management fee, plus retention bonus expense, plus vacation liability accrued and transferred to Buyer, less Non-Cash Revenues and plus non-cash expenses exclusive of the Retained Business and calculated consistent with Exhibit VIII-C in the Master-Data Room Index, attached hereto.

"Cranberry Cash EBITDA Minus Capital Expenditures Target" means Cash EBITDA minus capital expenditures exclusive of the Retained Business as contemplated in the Cranberry 2003 plan (Exhibit VIII-C in the Master-Data Room Index, attached hereto). Exhibit A.1 contains the Cranberry Cash EBITDA Minus Capital Expenditures Targets by month for 2003.

"Cranberry Cash Net Revenue Target" means the Cash Net Revenue exclusive of the Retained Business as contemplated in the Cranberry 2003 plan (Exhibit VIII-C in the Master-Data Room Index, attached hereto). Exhibit A.1 contains the Cranberry Cash Net Revenue Targets by month for 2003.

"Measurement Period" means the three (3) complete calendar months preceding the First Stage Closing Date.

"Net Revenue" means revenue net of sales allowances and billing adjustments as reported by BCI exclusive of the Retained Business and calculated consistent with Exhibit VIII-C in the Master-Data Room Index, attached hereto.

"Non-Cash Revenue" means revenue included in BCI's Income Statement related to the amortization of IRU contracts where BCI has previously received cash or revenue included in BCI's Income Statement related to barter agreements and calculated consistent with Exhibit VIII-C in the Master-Data Room Index, attached hereto.

"Cash Net Revenue" means Net Revenue less Non-Cash Revenue.

"EBITDA" means net income (loss) from continuing operations before interest, income tax expense (benefit), depreciation, amortization, restructuring and asset impairments, minority interest expense (income), equity loss in unconsolidated entities, loss (gain) on investments, other expense (income), extraordinary items and the effect of changes in accounting principles.